Prospectus Supplement (Sales Report) No. 28 dated April 30, 2009 to Prospectus dated October 13, 2008	Filed pursuant to Rule 424(b)(3) Registration Statement No. 333-151827

LendingClub Corporation

Member Payment Dependent Notes

                This Prospectus Supplement supplements the prospectus dated October 13, 2008 and provides information about particular series of Member Payment Dependent Notes (the "Notes") that we have recently sold. You should read this Prospectus Supplement together with the prospectus dated October 13, 2008 to understand the terms and conditions of the Notes and how they are offered, as well as the risks of investing in Notes.

                We have sold the following Notes:

Member Payment Dependent Notes Series 374812

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
374812	$18,000	$18,000	11.89%	1.00%	April 29, 2009	April 28, 2012	April 28, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 374812. Member loan 374812 was requested on April 14, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,833 / month
Current employer:	Valerio Dewalt Train Assoc. Inc.	Debt-to-income ratio:	11.23%
Length of employment:	13 years	Location:	CHICAGO, IL

Home town:	Chicago
Current & past employers:	Valerio Dewalt Train Assoc. Inc., Valerio Dewalt Train assoc. inc.
Education:	DePaul University

This borrower member posted the following loan description, which has not been verified:

Consolidate

A credit bureau reported the following information about this borrower member on April 14, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1997	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	7	Months Since Last Delinquency:	18
Revolving Credit Balance:	$11,286.00	Public Records On File:	0
Revolving Line Utilization:	69.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 385106

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
385106	$6,500	$6,500	14.11%	1.00%	April 30, 2009	May 3, 2012	May 3, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 385106. Member loan 385106 was requested on April 19, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,083 / month
Current employer:	Geezeo.com	Debt-to-income ratio:	11.59%
Length of employment:	2 years 4 months	Location:	Staunton, VA

Home town:
Current & past employers:	Geezeo.com, Sony Pictures Digital Entertainment
Education:	Purdue University-Main Campus, New York University (NYU)

This borrower member posted the following loan description, which has not been verified:

My historic home needs help. The 2-room "new addition" (built in 1913) risks falling on the neighbor's home. This is because our homes are on a steep hill and this section of my home sits above the neighbor's home. [More about the project] The contractor will remove weakened wood members joining this "new" addition to the main structure of the house. He will reinforce the addition by "sistering" the joists. He will also add additional reinforcement ties (to code) and will secure foundation footing. [More about the house] This Queen Anne-style home was built in 1891. It was the first private residence completed by a prominent local architect named T.J.Collins. His work is well-known in this part of the country. The home has not had proper care in over 20 years. Locally, it is a historic treasure that deserves repair. I was approved for a total home renovation loan, but, that felt like too much debt all at once. Therefore, I'd like to repair and restore in smaller steps. This is the first step, and somewhat urgent. [More about me, the borrower] I work for a personal finance company. So, I am very aware of the responsibilities associated with borrowing money. I chose Lending Club because I can responsibly "pay-as-I-go" on this restoration project rather than take on too much additional debt at once. I maintain good credit. My lower borrowing score reflects existing mortgage and student loan debt obligations. Thank you for your interest in my project and your contribution to this loan.

A credit bureau reported the following information about this borrower member on April 16, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1994	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	n/a	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 386587

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
386587	$10,000	$10,000	12.53%	1.00%	April 22, 2009	April 21, 2012	April 21, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 386587. Member loan 386587 was requested on April 7, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	n/a	Gross income:	$3,150 / month
Current employer:	Dept of Homeland Security	Debt-to-income ratio:	10.38%
Length of employment:	1 year	Location:	WOODBURY, NJ

Home town:	New York City, NY
Current & past employers:	Dept of Homeland Security, Pennsauken Spine and Rehab
Education:	Lincoln Technical Institute

This borrower member posted the following loan description, which has not been verified:

a loan to purchase a vehicle

A credit bureau reported the following information about this borrower member on April 7, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2000	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$26,788.00	Public Records On File:	0
Revolving Line Utilization:	65.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Will you be able to handle this loan plus the $26000 you have on credit card debt and your other living expenses?	Yes i have i have a part time job along with my full time federal job. I am also due for a raise in 3 months which will bring my base pay to 45,000. My home is also on the market so I anticipate this my debt will be paid off soon.

Member Payment Dependent Notes Series 389701

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
389701	$8,000	$8,000	14.74%	1.00%	April 23, 2009	April 21, 2012	April 21, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 389701. Member loan 389701 was requested on April 7, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,500 / month
Current employer:	Retired	Debt-to-income ratio:	15.44%
Length of employment:	n/a	Location:	Columbus, OH

Home town:	Columbus
Current & past employers:	Retired, State of Ohio, Dept. of Youth services
Education:

This borrower member posted the following loan description, which has not been verified:

Dear Sirs, My credit card balances are staggering. My wife helped a friend, financially. He took advantage of her and she had to file bankruptcy. As a result we had to rely on credit cards for basic essentials - fuel, food, taxes, etc. for a while. This drove the balances much higher than they should ever be. We have been trying to fight back since. One credit card company sold the card and the interest rate shot up. We are having trouble paying the minimum payments on this account and playing catchup. They have offered a deal to pay just under $6,000, and they will forgive the remaining balance. We also are in dire need of a new hot water heater. I am retired and have been a homeowner for 45+ years. My wife is working extra hours to help get caught up. A loan would allow us to pay back the money at a more affordable rate. The other $2,000 would help eliminate another debt and keep us out of tax trouble. We are three years away from paying off our house and trying very hard to eliminate credit card use at all. We just need a little help. I have never defaulted on a loan and would greatly appreciate some help.

A credit bureau reported the following information about this borrower member on March 31, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1985	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	19	Months Since Last Delinquency:	13
Revolving Credit Balance:	$21,202.00	Public Records On File:	0
Revolving Line Utilization:	88.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 390038

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
390038	$9,000	$9,000	12.53%	1.00%	April 24, 2009	April 24, 2012	April 24, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 390038. Member loan 390038 was requested on April 10, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,666 / month
Current employer:	Sunset Country Club	Debt-to-income ratio:	20.30%
Length of employment:	2 years 4 months	Location:	ADEL, GA

Home town:	Charlotte
Current & past employers:	Sunset Country Club
Education:	Belmont Abbey College, North Carolina State University at Raleigh, Alamance Community College

This borrower member posted the following loan description, which has not been verified:

I need to pay off 3 credit cards. I am a General Manager of a Country Club and my wife is a teacher. We own our home, and have a small child. I have not missed a payment on anything in at least the last five years and the one derrogatory score on my credit is being disputed as it was a credit card from colleges that my parents paid off. I need a better rate than the original offer as my main credit card is at 9%.

A credit bureau reported the following information about this borrower member on April 3, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1997	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$42,813.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 390261

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
390261	$9,625	$9,625	14.11%	1.00%	April 23, 2009	April 22, 2012	April 22, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 390261. Member loan 390261 was requested on April 8, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,750 / month
Current employer:	Mabrie Facial Cosmetic	Debt-to-income ratio:	22.48%
Length of employment:	1 year 2 months	Location:	Walnut Creek, CA

Home town:	San Francisco
Current & past employers:	Mabrie Facial Cosmetic
Education:	San Francisco State University

This borrower member posted the following loan description, which has not been verified:

This loan will be used towards the balances on my credit cards. I would like to consolidate my debt and make one large monthly payment instead of several small payments. I have a secure job with a steady income, so I will pay the loan back in a diligent manner.

A credit bureau reported the following information about this borrower member on April 8, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2002	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$13,575.00	Public Records On File:	0
Revolving Line Utilization:	73.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 390440

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
390440	$16,000	$16,000	11.58%	1.00%	April 29, 2009	April 30, 2012	April 30, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 390440. Member loan 390440 was requested on April 16, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$25,000 / month
Current employer:	Visa	Debt-to-income ratio:	7.60%
Length of employment:	1 year	Location:	SAN FRANCISCO, CA

Home town:
Current & past employers:	Visa
Education:

This borrower member posted the following loan description, which has not been verified:

Hi there I have a $16K amount due on my Merceds CL 600 and want to reduce my monthly payments. The car is worth between $25 and $35K depending on your blue book pov. Thanks! James

A credit bureau reported the following information about this borrower member on April 2, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1997	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$41,491.00	Public Records On File:	0
Revolving Line Utilization:	60.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
You have a very high monthly income. What are your monthly expenses?	$3K in Rent, Approx $1500 in groceries etc and about $850 in bills, cc's etc No mortgage, no depandents. Let me know if you have other questions.
With an income that high and expenses so low by comparison, it's surprising you want a loan rather than paying cash. Could you explain why? Also, are you planning to make accelerated payments on the loan or to maintain the 36-month payback schedule?	I am planning to make an accelerated repayment. Right now I am putting all extra cash towards a mortgage downpayment and paying off a high BT credit card that i have. My car payment is twice as high per month as what your loan offers and with cash flow at a premium these days it is an attractive offer to me. I will be sending paystubs, the exisiting car loan and other details over to the review team tomorrow so no doubt they can fill in some questions - or feel free to email me. Thanks again James PS> I just relocated to San Francisco and the costs of moving etc havent helped

Member Payment Dependent Notes Series 390511

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
390511	$10,000	$10,000	9.32%	1.00%	April 28, 2009	April 28, 2012	April 28, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 390511. Member loan 390511 was requested on April 14, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,947 / month
Current employer:	Shady Grove Nursing and Rehab Center	Debt-to-income ratio:	19.88%
Length of employment:	1 month	Location:	Damascus, MD

Home town:	Rockville
Current & past employers:	Shady Grove Nursing and Rehab Center, Belcan
Education:

This borrower member posted the following loan description, which has not been verified:

I am consolidating some debt and doing some home improvements.

A credit bureau reported the following information about this borrower member on April 14, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2001	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$12,255.00	Public Records On File:	0
Revolving Line Utilization:	24.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What sorts of home improvements are you planning, and how will the $10,000 cover both the $12,255 of revolving credit and these home improvements?	I plan on taking care of part of the credit at this time. The home improvements are something that has been planned and now going into action. I plan on updating the cabinets and flooring to go with the new appliances.
Just to clarify, you are currently renting and you want to update the cabinets and flooring there?	Yes, I do pay rent, but it's my home and I'm making an investment.

Member Payment Dependent Notes Series 390550

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
390550	$7,475	$7,475	12.84%	1.00%	April 23, 2009	April 22, 2012	April 22, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 390550. Member loan 390550 was requested on April 8, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,750 / month
Current employer:	Meijer	Debt-to-income ratio:	16.17%
Length of employment:	8 years 5 months	Location:	Grand Haven, MI

Home town:	Zeeland
Current & past employers:	Meijer
Education:	Grand Valley State University

This borrower member posted the following loan description, which has not been verified:

To pay off a credit card that I need to pay off quickly

A credit bureau reported the following information about this borrower member on April 8, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2001	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$27,216.00	Public Records On File:	0
Revolving Line Utilization:	58.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 390569

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
390569	$12,000	$12,000	14.42%	1.00%	April 29, 2009	April 28, 2012	April 28, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 390569. Member loan 390569 was requested on April 14, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,250 / month
Current employer:	Honeywell	Debt-to-income ratio:	15.31%
Length of employment:	7 years 9 months	Location:	Surprise, AZ

Home town:	Iowa City
Current & past employers:	Honeywell
Education:	DeVry University-Arizona

This borrower member posted the following loan description, which has not been verified:

Never missed a payment but credit cards have raised interest rates and are threating to dropped limits and charge overdraft fees. Just don't think I should be penalized for playing by the rules and the rules changing because of bad economy.

A credit bureau reported the following information about this borrower member on April 2, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1993	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	42	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$13,084.00	Public Records On File:	1
Revolving Line Utilization:	89.00%	Months Since Last Record:	101
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Azhawk, You have good income and good credit; why do you have $13,000. in revolving debt? Starman	Starman, I have put more on credit card this year than I typically would have liked to. In November we just had our 2nd child and due to complications our hospital costs were high. You are correct that with my income I do not have an issue with making payments or paying down debt but I am interested in this loan due to the current games being played by the credit card companies (increasing interest rates and lowering limits to claim overdraft).

Member Payment Dependent Notes Series 390985

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
390985	$5,200	$5,200	10.95%	1.00%	April 23, 2009	April 26, 2012	April 26, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 390985. Member loan 390985 was requested on April 12, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,750 / month
Current employer:	Stafford Solutions	Debt-to-income ratio:	10.34%
Length of employment:	2 years 4 months	Location:	SAYLORSBURG, PA

Home town:	East Meadow
Current & past employers:	Stafford Solutions, STANDARD & POOR?S
Education:	Adirondack Community College , Glen Falls, NY

This borrower member posted the following loan description, which has not been verified:

Used motocycle purchase

A credit bureau reported the following information about this borrower member on April 4, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1984	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	30
Revolving Credit Balance:	$25,972.00	Public Records On File:	0
Revolving Line Utilization:	89.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 391193

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
391193	$15,000	$15,000	14.42%	1.00%	April 24, 2009	April 24, 2012	April 24, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 391193. Member loan 391193 was requested on April 10, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,834 / month
Current employer:	Mercury Print Productions	Debt-to-income ratio:	12.82%
Length of employment:	9 years 2 months	Location:	ROCHESTER, NY

Home town:	Davenort
Current & past employers:	Mercury Print Productions
Education:	Rochester Institute of Technology (RIT)

This borrower member posted the following loan description, which has not been verified:

Looking to consolidate 2 credit cards

A credit bureau reported the following information about this borrower member on April 10, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1997	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	67
Revolving Credit Balance:	$20,761.00	Public Records On File:	0
Revolving Line Utilization:	71.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi, can you itemize your expenses please?	Monthly: Car: $508.00 Phone & Internet: $92.00 Student Loans: $792.00 Utilities: $220.00 Water: $17.00 Mortgage: $1000.61

Member Payment Dependent Notes Series 391560

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
391560	$10,000	$10,000	12.84%	1.00%	April 22, 2009	April 22, 2012	April 22, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 391560. Member loan 391560 was requested on April 8, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,000 / month
Current employer:	Public Partnerships	Debt-to-income ratio:	4.00%
Length of employment:	1 year 1 month	Location:	Waltham, MA

Home town:	Waltham
Current & past employers:	Public Partnerships
Education:	Babson College

This borrower member posted the following loan description, which has not been verified:

I am in the middle of a divorce and the credit card bills are piling up. I am looking for a loan to consolidate about $8000 of credit card debt with enough left for the duration of the divorce.

A credit bureau reported the following information about this borrower member on April 7, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2000	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	30	Months Since Last Delinquency:	14
Revolving Credit Balance:	$7,350.00	Public Records On File:	0
Revolving Line Utilization:	13.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 391570

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
391570	$12,000	$12,000	12.53%	1.00%	April 23, 2009	April 23, 2012	April 23, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 391570. Member loan 391570 was requested on April 9, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$3,000 / month
Current employer:	Telfair County Board of Education	Debt-to-income ratio:	24.60%
Length of employment:	2 years	Location:	Alamo, GA

Home town:	Vidalia
Current & past employers:	Telfair County Board of Education
Education:	Georgia Southern University, Middle Georgia College

This borrower member posted the following loan description, which has not been verified:

This loan is for Graduate School.

A credit bureau reported the following information about this borrower member on April 9, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1998	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$13,376.00	Public Records On File:	0
Revolving Line Utilization:	33.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 391591

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
391591	$11,200	$11,200	13.47%	1.00%	April 22, 2009	April 21, 2012	April 21, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 391591. Member loan 391591 was requested on April 7, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,158 / month
Current employer:	Fair Havens Center	Debt-to-income ratio:	14.28%
Length of employment:	10 years	Location:	miami, FL

Home town:	Miami Springs
Current & past employers:	Fair Havens Center
Education:

This borrower member posted the following loan description, which has not been verified:

I want to persue a degree in finances, I want to expamd horizons to the administrative part in the medical field.

A credit bureau reported the following information about this borrower member on March 16, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1993	Delinquent Amount:	$0.00
Open Credit Lines:	17	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	41	Months Since Last Delinquency:	11
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Are you going to leave your job?	of course not! I have a good income and a great position.

Member Payment Dependent Notes Series 391635

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
391635	$5,600	$5,600	14.42%	1.00%	April 22, 2009	April 21, 2012	April 21, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 391635. Member loan 391635 was requested on April 7, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$2,708 / month
Current employer:	IHS Federal Government	Debt-to-income ratio:	6.09%
Length of employment:	2 years 6 months	Location:	Chinle, AZ

Home town:	Chinle
Current & past employers:	IHS Federal Government, Correctional Services Corp.
Education:	Dine College

This borrower member posted the following loan description, which has not been verified:

I am a 29 year old mother of one. I work for the Federal Government in the Security field. I have a stable and secure job. I made some regretful decisions when I was younger and ruined my credit. I have now been working on fixing my credit for the past 4+ years. I still have a way to go but I'm almost up there. I am a very honest person and will appreciate the help. Thanks for your consideration.

A credit bureau reported the following information about this borrower member on April 7, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2003	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	70
Revolving Credit Balance:	$3,805.00	Public Records On File:	0
Revolving Line Utilization:	48.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Do you think that this is one of those "regretful decisions" by putting yourself back into more debt instead of using the money to pay off prior obligations?	Hello, No I do not think this is a regretfull decision. As you can see from my credit report, I have never been late or missed a payment on any of my responsibilities. This loan would be no different. Also, this atv is NOT for recreational use. During the spring and summer months, my family and I haul firewood around our property and then sell it during the winter months. We currently have 4 other atv's but 1 of them is starting to give up. I hope I have answered your question. Thanks

Member Payment Dependent Notes Series 391704

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
391704	$12,000	$12,000	14.11%	1.00%	April 22, 2009	April 21, 2012	April 21, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 391704. Member loan 391704 was requested on April 7, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$7,667 / month
Current employer:	n/a	Debt-to-income ratio:	7.63%
Length of employment:	n/a	Location:	North Hills, CA

Home town:	Norfolk
Current & past employers:	Morgan Stanley, Tandberg Television, part of the Ericsson Group
Education:	University of California-Los Angeles (UCLA)

This borrower member posted the following loan description, which has not been verified:

Currently working full time as an IT Consultant, and run a profitable IT business on the side that consists of three employees. This loan would help facilitate growth by allowing for payroll expansion to grow client base, office space and other costs.

A credit bureau reported the following information about this borrower member on April 7, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2003	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	2
Total Credit Lines:	8	Months Since Last Delinquency:	16
Revolving Credit Balance:	$752.00	Public Records On File:	0
Revolving Line Utilization:	2.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 391751

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
391751	$4,000	$4,000	15.05%	1.00%	April 23, 2009	April 23, 2012	April 23, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 391751. Member loan 391751 was requested on April 9, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$1,833 / month
Current employer:	McOpCo	Debt-to-income ratio:	19.75%
Length of employment:	2 years 7 months	Location:	Biloxi, MS

Home town:	Biloxi
Current & past employers:	McOpCo
Education:	Rutgers University at New Brunswick/Piscataway, Mississippi Gulf Coast Community College

This borrower member posted the following loan description, which has not been verified:

So, I had to sell my dream car, a 1993 Toyota MR2 turbo when me and my wife had our first baby and buy a "respectable" family car. I've been driving a Hyundai Santa-Fe for 3 years now, and I am finally in a position to where I can afford a second car, and I want my dream car back. Unfortunately, in that time, they've only gotten rarer and more expensive. I found one locally after much scouring the classifieds, and it's at a great price, and it's in great shape. Unfortunately, the bank won't finance it since it's apparently "too old" for their taste. In fact, no bank will finance it for just that reason. Please help me out to get my dream back.

A credit bureau reported the following information about this borrower member on April 7, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2002	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	12	Months Since Last Delinquency:	20
Revolving Credit Balance:	$555.00	Public Records On File:	0
Revolving Line Utilization:	3.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
what do you do at mcopco? Does your wife work? Can you list your monthly bills	I am a staff manager for a McDonald's store. My wife does work, also at the store making $300 a week gross, give or take $50. I have also just decided to rent out a room in my house to a co-worker for $500 a month. I also receive $1000 cash (above and beyond tuition costs) for a scholarship per semester. I left this off my income field because I wanted to present the worst possible scenario on the loan. If I lose everything else, I still get my pay as my job is very secure thanks to this recession and our store posting record profits. My monthly bills are as follows: $60 cell phone bill $243 power bill $302 car note on the Hyundai $100 insurance, which will go up to $110 when I purchase this car. $100 cable tv/internet $30 water/sewer/trash $50 or so in miscellaneous credit card bills if I don't pay off the entire balance before month end as I usually do. Those are the set bills. On top of that we spend about $100/week on groceries and the rest is take-home pay. I wouldn't have needed to take out a loan at all except that I had just gone on vacation last month and spent my discretionary savings and I'm afraid to let this deal pass by.
What are you willing to cut out of your budget? I can only make a decision based on what can be verified as income, so if you're taking in $1833 and have almost $1000 a month outgo (probably more, I don't see what you pay for housing). The residual stuff you mentioned isn't listed, so it's basically a situation of having to take your word for it. I guess I just need to know what things you think you can live with less of or not at all...because based on the numbers posted under this listing, I really don't think you can afford another car. What is the price of the car you found, if you don't mind me asking? I just need to know what your plan is in case things go wrong (because something usually always does). Thanks.	I don't pay for housing, not monetarily anyway. The house is owned by family and I am renovating and maintaining it for them until such a time as the market improves enough to sell it, at which point I will take half the profit. As far as my bills, that is essentially all of them. After all bills and necessities such as groceries and diapers for the child have been taken out, I am left with just about $200/week net pay that up until now I have been either saving for vacation/major purchases or spending it having a good time. I don't know if I mentioned it earlier but me and my wife also spend about $20-25/week on cigarettes, though I am willing and able to quit if circumstances require it. To be honest, at this point, I only really need $2000, since after I applied for this loan I managed to put together the remaining $3000 I needed by cutting expenses, calling in debts owed to me, and selling some investments I had lying around. So more than likely, I will either immediately repay any amount I receive over $2000, or use that to entirely pay off any credit balance I have left as well as pre-paying my auto insurance for both cars for the year, depending on what will end up saving me the most money in the long run.
Will you be putting the title up for callateral?	I was not aware that there was a method to do so on this site. I had not planned to do that, if only to save the $40 odd dollars per month on car insurance.
can you share some background on your delinquency from a year and a half ago?	I had a checking account in college and forgot to close it after I left school and moved away, leaving the balance bellow the minimum. It racked up service charges and the bank did not try to contact me at my forwarded address. It was passed along to collections and they finally got in touch with me at which point I paid off the balance in full.

Member Payment Dependent Notes Series 391767

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
391767	$9,375	$9,375	15.68%	1.00%	April 23, 2009	April 22, 2012	April 22, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 391767. Member loan 391767 was requested on April 8, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	n/a	Gross income:	$3,333 / month
Current employer:	Bailey Funeral Home	Debt-to-income ratio:	14.10%
Length of employment:	3 years 4 months	Location:	El Dorado, AR

Home town:	Hobbs
Current & past employers:	Bailey Funeral Home, Youngs Funeral home, Smith Funeral Home
Education:	UACCH / recieved assosiates in funeral service, DeVry University-Illinois / Working on Bachelors in Management

This borrower member posted the following loan description, which has not been verified:

Loan is for inexpensive reliable vehicle, new tires and consolidating some small debt to help me finish up my bachelors in technical management.

A credit bureau reported the following information about this borrower member on April 8, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2001	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	2
Total Credit Lines:	23	Months Since Last Delinquency:	6
Revolving Credit Balance:	$4,485.00	Public Records On File:	0
Revolving Line Utilization:	25.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do for a living? and can you explain what your job plans are after school?	Right now I have my associates in applied science in funeral service. im a liscenced Funeral Director, Embalmer and I sell pre-need insurance. Ive been in the funeral buisness mostly my whole life as my parents are managers of funeral homes as well. Im working on my Bachelors in managemenet and small buisness ownership. I should have it within the year and i plan on managing until i have the opportunity to own my own. Thank you for your time.

Member Payment Dependent Notes Series 391825

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
391825	$14,000	$14,000	14.42%	1.00%	April 23, 2009	April 23, 2012	April 23, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 391825. Member loan 391825 was requested on April 9, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,096 / month
Current employer:	Linda D. Schoonover, P.A.	Debt-to-income ratio:	22.13%
Length of employment:	4 years 11 months	Location:	Orlando, FL

Home town:	Provo
Current & past employers:	Linda D. Schoonover, P.A., Orlando Orthopedic Center, Bear Stearns Cos.
Education:	Snow College

This borrower member posted the following loan description, which has not been verified:

I have excellent credit and would like to pay off one of my credit cards and my loan with Citi financial (due to outrageous interest on both)

A credit bureau reported the following information about this borrower member on April 9, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2000	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	52
Revolving Credit Balance:	$1,840.00	Public Records On File:	0
Revolving Line Utilization:	26.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Ccmurray, You show a credit balance of only $1,840.00, but refer to credit cards and a loan from CTI. Please explain. Starman	Starman, Thank you for your question. For some reason the report only shows the $1840.00 which I beleive is the Dell account and Rooms to Go account(Citi Retail account). The primary loan I want to pay off is a personal loan with Citifinancial (about $8000) at the ridiculous interest rate of 24%. The rest of the funds would be used to payoff the debt listed above,plus pay down my car loan,etc. Hopefully this helps. Thanks again.

Member Payment Dependent Notes Series 391826

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
391826	$16,750	$16,750	12.53%	1.00%	April 22, 2009	April 22, 2012	April 22, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 391826. Member loan 391826 was requested on April 8, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,000 / month
Current employer:	Southern Wine and Spirits of America	Debt-to-income ratio:	8.56%
Length of employment:	4 years 6 months	Location:	Parkland, FL

Home town:	Bryn Mawr
Current & past employers:	Southern Wine and Spirits of America, Office Depot
Education:	East Carolina University

This borrower member posted the following loan description, which has not been verified:

I am a college graduate who works as a buyer with a large private distibutor. I make 60,000 annually including bonuses. My wife has her master's degree, and has been working with abused children for the past 16 years, as well as adolecents with substance abuse issues. She makes 50,000 annually and also generates additional income seeing private practice clients on the weekends as a family counselor. We have utilized our salaries over the past several years to pay childcare expenses, our mortgage, as well as invest in pre-paid college plans for our two children and 401K plans. Our youngest will be starting kindergarten in the fall, saving us about $1,000 monthly in expenses. Our mortgage is current and we own our vehicles. I grew up spending my summers on the Jersey shore in a house that my grandparents purchased in the 1940s. The house in located on the ocean block, but it has seen better days. Most of the other homes on the street have been renovated. I would like the opportunity to secure funds toward making needed improvements. I plan to maintain her hisorical structure, shingles and all. My family is so committed to the home, that my brother in law is willing to co-sign and/or act as guarantor on the loan. He makes 145,000 annually, plus another 100,000 in bonuses. His 100,000 mortgage is nearly paid off, and he owns his vehicles. He has no debt, and substantial savings. On behalf of myself and my family, thank you for your investment consideration.

A credit bureau reported the following information about this borrower member on April 8, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1991	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	46
Revolving Credit Balance:	$25,409.00	Public Records On File:	0
Revolving Line Utilization:	38.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
You and your wife's income is substantial alone. Can I inquire about the expenses that has made it difficult to save this money for renovation?	As fulltime working parents our daycare/aftercare and summercamp expenses have been exorbitant.However, our youngest will be starting kindergarten this fall and we only have 2yrs left on her prepaid college.I hope this helps to answer your question--let me know if you need specifics. Thanks
Do you own the house on the Jersey shore?	My parents currently own the house.They inherited it from my grandparents.My younger brother and I are in line to own from there. Thanks
Are we invited to the house over this summer?	Yes--we will have a full house considering all the generosity shown for this effort. Bring your suntan lotion:)

Member Payment Dependent Notes Series 391872

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
391872	$19,200	$19,200	17.26%	1.00%	April 24, 2009	April 24, 2012	April 24, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 391872. Member loan 391872 was requested on April 10, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,888 / month
Current employer:	University of Florida	Debt-to-income ratio:	9.78%
Length of employment:	1 year 5 months	Location:	Gainesville, FL

Home town:	Krakow
Current & past employers:	University of Florida, Sage Healthcare, Pier 1 Imports, Shands Hospital
Education:	University of Florida

This borrower member posted the following loan description, which has not been verified:

I went to college with little understanding of economics. It seemed like a great idea to borrow money any time I fell short while in school since I had to pay my own way and I figured that the salary that I would be making after graduation would be more than adequate for quick repayment. I graduated three years ago with my B.S. and have worked hard to improve my financial situation since. I have learned a good deal about investments and credit while trying to pay off my debts and purchasing a home (87% LTV). I actually did manage to pay off and close nine accounts (various credit cards and an auto loan) which amounted to half of my total 'bad' debt, but the remaining five credit accounts are not budging. I am at the point where I have tried long enough to get rid of them that I believe that I need to just wipe them out at once. I have eliminated the physical cards and have been living off of income only. I have never missed a payment on any debt and I have never been late making a payment so I consider myself no risk to lenders. I have a good-excellent borderline credit score. The only tarnish on my credit file is the balance on these five accounts.

A credit bureau reported the following information about this borrower member on April 8, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1999	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$20,732.00	Public Records On File:	0
Revolving Line Utilization:	96.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What kind of position do you hold at the U of Florida? Also: Could you provide proof of your income to Lending Club to help investors gain more confidence in your application? Thank you.	I am a programmer. I have actually worked there since 2000. I will look into providing proof of income. I was prompted with the question of authorization to verify my salary and I accepted. I thought that that would have handled it. Thanks for pointing that out.
Another question, if you don't mind. Could you tell us what interest rates you are paying on the cards that you still have? Thanks.	They weighted average is 16.38% (individually they are 13.25, 13.99, 16.25, 16.99 and 19.8). The 19.8 is my oldest account which I have had at a fixed rate since I was sixteen. I declined an increase on one of the other accounts and that means that in November the 16.99 will go up to 19.99 and my weighted rate will go to 17.73%. I will only be saving half of a percent in interest with this loan. I am more concerned with combining this debt into one bundle with a fixed payment and a fixed repayment window so that I can finally pay it off. I opened and repaid a car loan in a similar amount within a couple of years.
Will you take the loan if it does not get fully funded?	Thank you for asking. I deliberated on that several days ago and decided that, yes, I will take partial funding.

Member Payment Dependent Notes Series 391877

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
391877	$8,000	$8,000	12.21%	1.00%	April 23, 2009	April 22, 2012	April 22, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 391877. Member loan 391877 was requested on April 8, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,000 / month
Current employer:	eBrothers Solutions, Inc.	Debt-to-income ratio:	9.87%
Length of employment:	5 years	Location:	Spring Valley, CA

Home town:	Springfield
Current & past employers:	eBrothers Solutions, Inc., Marconi Communications, GRCI / AT&T
Education:	Old Dominion University

This borrower member posted the following loan description, which has not been verified:

In short, I have a relatively young computer consulting company with some credit card debt. I am looking to reduce my interest rate and monthly payments and see the monthly progress of my debt repayment rather than being stuck in the same place month after month as a result of high finance charges and fees. My current credit card debt is inhibiting my ability to successfully implement strategies to enable me to grow my company. I am married with a wife and 2 kids. I am honest and have always paid my bills on time. I just need a little help right now. Now the details... We are an IT consulting company working with small businesses in the San Diego area. I started the company in 2003 and now have a total of 3 employees. In order to grow to the next level, I have started working ON my business instead of IN my business. This has required me to reallocate my time and resources to develop a consistently profitable business model. While I have a viable customer base, I?ve had to reinvent myself and my company to accommodate the need to grow my company. The ?one man? shop mentality and working on break fix issues will not allow my company to grow to the next level. I have developed a profitable business model, which is based on recurring revenue. A tremendous benefit for my customer is the ability to budget their normally un-predictable computer/network costs. Using a flat fee, ?all you can eat? support model paired with a software technology which enables me to provide 24/7/365 monitoring of all critical networking devices and remedy issues remotely. This allows me to have a consistent revenue stream for my company and benefits my customers by saving lost revenue due to unpredictable downtime. In addition, we have created a state of the art Business Continuity Solution to prevent disasters of data. It?s also based on a recurring revenue model which provides customers the ability to keep working if their server(s) goes down for whatever reason. Overall, my new business model is a proactive solution to managing a company?s IT infrastructure (computers, servers, router, etc?) A typical ?computer? company spends a lot of time and effort in a reactive break/fix model. We are able to proactively manage a computer network to prevent the problems before they become an issue. The new business model includes a few different components: 1. Marketing: Most business I?ve had has been word of mouth referral. I am now able to target customers who benefit from a proactive solution. This requires a comprehensive marketing strategy with multiple touch points from multi-step campaigns to lunch and learn seminars. To that end, I have hired a marketing expert who specializes in marketing for IT companies like mine. I now have 3 step marketing campaigns, tech tip postcards, and a wealth of other marketing material that will enable me to reach numerous new customers. 2. Helpdesk: I have now implemented a fully staffed helpdesk with process and procedures to resolve customer issues using a complete software system. This software application manages my billing, invoicing, Customer resource management, time entry, scheduling, accounting, email, and project management, all in one tool. It has increased my efficiency and capabilities to handle larger volumes of customers. It?s a tool to help get the next level. 3. Personal Growth: I have had to change my personal mentality from being a computer tech to an entrepreneur who manages a growing company. I appreciate your time and please feel free to contact me for questions. Thanks for your consideration.

A credit bureau reported the following information about this borrower member on April 8, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1996	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$54,855.00	Public Records On File:	0
Revolving Line Utilization:	10.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 391904

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
391904	$4,500	$4,500	12.21%	1.00%	April 22, 2009	April 22, 2012	April 22, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 391904. Member loan 391904 was requested on April 8, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,042 / month
Current employer:	n/a	Debt-to-income ratio:	16.70%
Length of employment:	n/a	Location:	San Diego, CA

Home town:	Salina
Current & past employers:
Education:	University of Kansas Main Campus

This borrower member posted the following loan description, which has not been verified:

Need $4,500 for engine work on my car. I have a good, salaried job, and thus can make payments on-time routinely.

A credit bureau reported the following information about this borrower member on April 8, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2002	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,198.00	Public Records On File:	0
Revolving Line Utilization:	41.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
well, tell more, what kind of car repair do you need a $4500.00 ? Plus, employment or some information, appreciated and thanks alot	transmission housing/gears. I'm a web developer at a marketing company. Thanks.
You have a reasonably good income and low credit card debt. Would you be willing to say what your expenses are and whether you are able to save?	On top of rent, insurance, student loans, credit cards, food, I manage to save about $300 a month. But my credit cards will be paid off in a few months, which will boost the savings to about $1000 a month.

Member Payment Dependent Notes Series 391993

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
391993	$6,000	$6,000	15.37%	1.00%	April 23, 2009	April 22, 2012	April 22, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 391993. Member loan 391993 was requested on April 8, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,335 / month
Current employer:	LyChron LLC	Debt-to-income ratio:	13.24%
Length of employment:	6 years 11 months	Location:	ALVISO, CA

Home town:	Mountain View
Current & past employers:	LyChron LLC, California Institute for Medical Research
Education:	Mission College

This borrower member posted the following loan description, which has not been verified:

First off I would like to say thank you to everyone who funded my previous listing. Unfortunately it was above my debt to income requirements for LendingClub. The loan will be to consolidate a portion of my credit card debt and pay off what's left on my car loan. I currently own two duplexes in Modesto CA that I get $2,500 a month on rent from and another house in Reno NV that gets me $1,000.00 a month. I did however loan another friend $23,000 to help him consolidate his debt about 2 years ago and he has been making payments to me ($635/month) but now I need to consolidate my own debt. I am never late on any of my payments and I would like to save up enough money again to purchase a home in my area. Aside from the $633.33 from the personal loan I lent my friend I also receive about $275.00 monthly from my Prosper.com account. I also receive $30.00/hr from a 2nd job that I do on the side. My hours there are not consistent and I am listing them below. Income: Work (on average) $3,200.00 Rent from Modesto $2,500.00 Rent from Reno $1,000.00 Personal loan $ 635.00 Total $7,335.00 Thank you,

A credit bureau reported the following information about this borrower member on April 8, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1994	Delinquent Amount:	$0.00
Open Credit Lines:	20	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	41	Months Since Last Delinquency:	56
Revolving Credit Balance:	$24,214.00	Public Records On File:	0
Revolving Line Utilization:	68.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Are you paying mortgages/taxes/ins on your duplex and Reno house? If so, how much? What is Lychron LLC and what do you do for them? Could you list your CC balances and APRs?	The mortgage on my house in Reno with insurance and taxes is around $870/month. I work for a contract research facility, I mainly harvest tissue but I also do anesthesia. I don't have the CC balances on hand right now but I know I have just under $1,000.00 left on my car loan and the payment for that is about $375/month. I am going to pay off the balances that have the highest interest rates first (19% and higher). My original plan was to consolidate all of my debt which was fully funded previously but Lending Club would not allow it because it would have brought me over their requirements for the DTI ratio. they also did not count the $635 I get a month because it was not on my tax forms and I also have another job that I started recently in my field that pays me $30/hr when they need me. My plan now is to do it a portion at a time. They approved me to list it at $6000, so if I get it I am going to use the difference to bring my DTI ratio down and then, if I still need to, try again for the difference at a later date. Thank you.
Sounds like a good plan. Can you explain your current job situation? how safe it is in the economy, what are your future job possibilities, etc	I am coming up on my 7th year next month. It has it's ups and downs like any other company but we still remain strong and have recently made several improvements in the facility and equipment. I have no plans on leaving the company, as I really like what I do and if something were to happen I do have another job to fall back on. Thank you.

Member Payment Dependent Notes Series 392041

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
392041	$12,000	$12,000	13.47%	1.00%	April 23, 2009	April 22, 2012	April 22, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 392041. Member loan 392041 was requested on April 8, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,667 / month
Current employer:	Blackhawk Management Corp	Debt-to-income ratio:	23.83%
Length of employment:	n/a	Location:	Lawton, OK

Home town:	Orlando
Current & past employers:	Blackhawk Management Corp, American Residential Services, US Army
Education:	Touro College

This borrower member posted the following loan description, which has not been verified:

I am starting a full service house and carpet cleaning business and need additional start up capital. I have already been approved by my lender and the SBA for a Patriot Express loan. My business is a registered S corp in Oklahoma, and is certified by the SBA as a disabled veteran owned small business. I already have several letters of intent on business contracts as well as franchise negotiations with Sears carpet cleaning for the franchise license in Oklahoma. My target market and revenue projections are very strong for this venture. Prior to my lender releasing funds, I must inject my necessary capital. Being retired military, I understand the importance of honor and integrity and you will have my word of honor that this loan will be repaid without hesitation. Thank you, Robert Brown

A credit bureau reported the following information about this borrower member on April 8, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1991	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	32	Months Since Last Delinquency:	62
Revolving Credit Balance:	$8,762.00	Public Records On File:	0
Revolving Line Utilization:	31.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I know that carpet cleaning is hard work with moving furniture, constantly moving equipment in and out of houses, etc. May I ask if you will be able to handle this with your veteran disability?	Jondelph...thanks for your question. my position in the company will be as owner serving in an active management and supervisory capacity therefore I will not be performing a lot of the heavy lifting or moving of furniture. . .I will have several employee's that will actually do the cleaning under my direct supervision. Thank you.
Who are your local competitors and what would you do if the business does not take off?	Thank you for your question. I am starting a professional "full-service" cleaning company (specializing in move-out house cleaning and carpet steam cleaning) and we will be the only full service company in town - there are a couple of one-person "mom & pop" cleaning companies, but none will operate on our level of providing detailed cleaning services. Our services are in very high demand as i already have several contracts with local rental departments in town that are begging for our services and are eagerly waiting for our grand opening. Thank you, Robert B.

Member Payment Dependent Notes Series 392293

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
392293	$15,250	$15,250	14.42%	1.00%	April 23, 2009	April 23, 2012	April 23, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 392293. Member loan 392293 was requested on April 9, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,000 / month
Current employer:	Protonex	Debt-to-income ratio:	20.64%
Length of employment:	3 years 5 months	Location:	Platteville, CO

Home town:	Amsterdam
Current & past employers:	Protonex, Starsys Research
Education:	Westwood College-Denver North

This borrower member posted the following loan description, which has not been verified:

I?ve got myself into debt years ago and want to finally get rid of it. I can make my payments and do so on time. At the interest rates of credit cards it will take me until I retire to pay off my debts. I want this loan to start my financial future over. Thank you for taking interest in helping people like me out.

A credit bureau reported the following information about this borrower member on April 9, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1996	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	31	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$51,790.00	Public Records On File:	0
Revolving Line Utilization:	96.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi there, What is your job at Protonex? What are the interest rates on the cards you will pay off? Also, your profile shows about $50,000 in debt, but you are asking for a $15,000 loan. What about the other $35,000 and the interest rates on that debt? Thanks!	Hi aaronwolf, I'm a Mechanical Designer at Protonex. I sit by a computer and design 3D parts in Solidworks. They interest rates vary from 15% to 30% I would love to get a loan for the entire amount but the way lendingclub works, I can't ask for the total about at this point so I am taking it a chunk at a time. The interest rate on the rest of the debt it somewhere in the 16% to 30% rate as well. Thank you for taking the time to look at my loan request.
So presumably you'll use the $15,000 from Lendingclub to pay off the cards that have 30% interest rates first? How will you keep from sliding back into CC debt? Do you have a budget that keeps expenses below income now? Thanks Aaron	Yup, highest % cards first. I've been running on a tight budget for some time now and have not aquired more debt since then. It's been my goal to get ride of what I have so I can have freedom back. I know I won't ever get back into this type of debt again, all I can ask is for you to trust me in that.
What is your monthly mortgage payment? Are you current on your mortgage?	Good morning sett0047, I have a first and second mortgage and they totall around $1350. I've never missed a payment or have ever been late on either of them.
Having 2 mortgages raises a bit of a red flag for me. Could you please tell me what your plan is in the event of a layoff or what not. What specific steps have you taken (or will you take) to make sure you don't rely on credit. Do you have a plan in place in the event you lose your job or what not...which is a real possibility in this economy. Could you list them please?	I can imagine seeing 2 mortgages does raise red flags for most people. When I purchased the house I went with an 80/20 setup to get into the housing market without much money down. There is always the risk of losing my job and in that case there isn't a whole lot of contingency with the amount of debt I have at the moment. With the amount I could get from unemployment, my other incomes and with cutting all nonessential spending I could continue to survive without using credit for a period of time. This is a risk to you any way you look at it though and I understand that. I will do everything I can to repay that trust you put in me.
Congratulations in taking a decisive step towards consolidating your debt. I would like to know what makes you think your job is at risk or why you don't give the previous lenders more "confidence" about your job?	First off, thank you, I'm very excited about finally taking care of my debt. The reason I don't focus on my job is because I can't tell the future. I don't believe my job is at risk but there are many things out of my control. One thing that is nice is I have a skill that still seems to be in demand, there are jobs out there for people like me right now.

Member Payment Dependent Notes Series 392340

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
392340	$4,000	$4,000	16.00%	1.00%	April 23, 2009	April 23, 2012	April 23, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 392340. Member loan 392340 was requested on April 9, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,467 / month
Current employer:	Heard County Government	Debt-to-income ratio:	1.70%
Length of employment:	9 months	Location:	Newnan, GA

Home town:	Newnan
Current & past employers:	Heard County Government, Brandon Willis
Education:	West Georgia Technical College

This borrower member posted the following loan description, which has not been verified:

Hello all, I'm currently a 22 year old IT Technician for the County I live in. I'm looking to finance a motorcycle, but wanted to get the best rates. I'm very responsible and mature for my age, and attempting to save in gas any way I can. I have had 3 credit cards for 3 years and have never missed a payment. Also have no outstanding debts, and have always been out to helping others, just looking to get some help for myself this time. I used to be a Detention Officer for the same County for 3 years before I became a IT Technician. I very confident in my abilities to pay back any loan I finance. Thanks to all, and God bless!

A credit bureau reported the following information about this borrower member on April 9, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2005	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	5	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$301.00	Public Records On File:	0
Revolving Line Utilization:	8.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Are you aware that motorcycle tires wear faster than automobile tires and that any money you may "save" in fuel will be offset by more frequent tire purchases, higher insurance costs and maintenance? What kind of motorcycle, street, cruiser, or dual sport, are you purchasing? Have you taken the MSF course?	It all depends on how you drive, just like in fuel economy. If you drive hard, you use more fuel. Mostly, I've have always been interested in having one. No I haven't had any courses because this will be my first bike. I'm only 22 and have had to support myself since I was 16 and could never afford one till now. The bike I want is a used 1996 Kawasaki ZX1100 for $2500. The reason I am requesting $4000 is to purchase the bike, the insurance, safety gear, and the safety class you are describing. Like I have said, I've never missed a payment and wouldn't take a responsibility like this if I was confident I could not cover it. I'll be making about $300 to $350 payments, and if able even more. This is the bike I'm interested in http://atlanta.craigslist.org/mcy/1107322274.html. Thanks for your concerns regardless. Oh and I will be saving money on the insurance for paying it off in advanced making it easier to pay back the loan.
I don't understand, you make <20K/year according to your gross income. How can you afford this bike?	I am very responsible at budgeting, don't smoke, don't drink, and are actually going full time this July in my current job position. Plus I have wonderful family that help me by letting me keep my rent low....What can I say I'm blessed, lol. Thanks for the consideration!
What do you end up paying monthly for rent?	I only have to pay $280 a month for rent, and that includes everything. Thanks!

Member Payment Dependent Notes Series 392350

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
392350	$18,000	$18,000	11.89%	1.00%	April 23, 2009	April 23, 2012	April 23, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 392350. Member loan 392350 was requested on April 9, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,000 / month
Current employer:	Zurich North America	Debt-to-income ratio:	22.30%
Length of employment:	9 years 6 months	Location:	Gahanna, OH

Home town:	Wheaton
Current & past employers:	Zurich North America
Education:	Aurora University

This borrower member posted the following loan description, which has not been verified:

I'm merely attempting to consolidate some credit card/line of credit debt in order ensure that they are paid off within the next 3 to 5 years. Would also like to close some credit card accounts once other credit cards and credit lines are consolidated. My wife's income is $51,000. She also works for Zurich North America.

A credit bureau reported the following information about this borrower member on April 9, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1999	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	34	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$23,518.00	Public Records On File:	0
Revolving Line Utilization:	32.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi, Three questions: (1) It would help if you could confirm your income with the Lending Club: would you be willing to do that? (2) Do you have a written expense and savings cash flow plan? (3) How do you plan to find the cash flow to cover this loan's $597 per month payment? Thank you!	I can confirm household income of $123k. I can also provide cash flow plan. As to how I will cover the loan, this is merely a consolidation. Per my cash flow plan, not including $360.00 allocated to savings per month, our discretionary spending(after payment of all monthly debts and utilities) is $2910. My wife and I have one child. In three years, including the loan I am applying for, our debt ratio will be under 15%. This loan ensures that the debt will be paid off in 3 years. As a result, I will be in position 3 years from now to significantly increase our monthly savings with respect funding our daughters college education and retirement. I appreciate your consideration.

Member Payment Dependent Notes Series 392430

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
392430	$25,000	$25,000	15.05%	1.00%	April 29, 2009	April 29, 2012	April 29, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 392430. Member loan 392430 was requested on April 15, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$10,000 / month
Current employer:	NIIT Technologies Inc	Debt-to-income ratio:	3.26%
Length of employment:	2 years	Location:	NORRISTOWN, PA

Home town:	Bomoseen
Current & past employers:	NIIT Technologies Inc
Education:	PVPPCE

This borrower member posted the following loan description, which has not been verified:

I have 2nd mortgage on a rental property with balance of $109k. I have cash flow of $85k and plan to pay off the 2nd mortgage using this loan to make up for rest of the balance. You will see a 2nd mortgage debt on my credit around $965.00 which will go away once this loan is approved as I will be paying it off. The interest rate needs to be below 9% since I can use my credit card to borrow same money for 10%.

A credit bureau reported the following information about this borrower member on April 11, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1998	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	18	Months Since Last Delinquency:	6
Revolving Credit Balance:	$3,173.00	Public Records On File:	0
Revolving Line Utilization:	6.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 392435

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
392435	$9,000	$9,000	15.37%	1.00%	April 24, 2009	April 23, 2012	April 23, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 392435. Member loan 392435 was requested on April 9, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,917 / month
Current employer:	Burger King	Debt-to-income ratio:	6.27%
Length of employment:	5 years 3 months	Location:	Dover, DE

Home town:	Dover
Current & past employers:	Burger King
Education:	UMUC

This borrower member posted the following loan description, which has not been verified:

I'm a very responsible person. I always pay everything on time. I have a good credit score. Please, help me! Thank you!

A credit bureau reported the following information about this borrower member on April 9, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2005	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,534.00	Public Records On File:	0
Revolving Line Utilization:	29.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What percentage of your income comes directly from your personal employment?	50%
Would you please mind sharing what you need this loan for?	I need this loan for home improvement and I'd like to invite my mom and my little brother to visit me here from Russia. As you can understand there will be some expenses. I'd like to show them this wonderful country!

Member Payment Dependent Notes Series 392513

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
392513	$7,000	$7,000	12.53%	1.00%	April 29, 2009	April 29, 2012	April 29, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 392513. Member loan 392513 was requested on April 15, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,083 / month
Current employer:	Self employed massage therapist	Debt-to-income ratio:	21.08%
Length of employment:	3 years	Location:	Savannah, GA

Home town:	Statesboro
Current & past employers:	Self employed massage therapist, The Distillery - bartender
Education:	South University at Savannah - Physical Therapist Asst

This borrower member posted the following loan description, which has not been verified:

Consolidation of car payment and IRS payment

A credit bureau reported the following information about this borrower member on April 15, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2000	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,702.00	Public Records On File:	0
Revolving Line Utilization:	61.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Why would you refi your car loan and IRS loan to 12%? Both are presumed to be way way way less than 12%!!	The penalties and interest that I will accrue paying the IRS on my own will be higher than this interest. I am including my car payoff amount so that I will have one payment each month, not a car and a loan payment. I am currently paying $245 to my car, so I will have no financial problem paying $245 to this loan.

Member Payment Dependent Notes Series 392575

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
392575	$13,000	$13,000	16.00%	1.00%	April 24, 2009	April 24, 2012	April 24, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 392575. Member loan 392575 was requested on April 10, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,600 / month
Current employer:	Walter d.Sullivan	Debt-to-income ratio:	11.08%
Length of employment:	3 months	Location:	Kensington, CT

Home town:	Winsted
Current & past employers:	Walter d.Sullivan, Equity management
Education:

This borrower member posted the following loan description, which has not been verified:

Hello,my name is Chris,I am applying for this loan to take care of a loan I have with American General for a 1997 Ford Explorer,and also for vehicle repairs,.I have been working hard to fix my credit and also hoping for better rate.I have never had problems with this company they were always willing to do business with me.I tried them first,but it seems they have pulled out of CT. and are no longer lending here either,which makes no sense to me.I have also started new job recently,but was with my last job for 7 years.I hope that we can do business.Thank you for your time.Chris

A credit bureau reported the following information about this borrower member on April 10, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2001	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	33
Revolving Credit Balance:	$2,350.00	Public Records On File:	0
Revolving Line Utilization:	63.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 392622

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
392622	$4,000	$4,000	14.74%	1.00%	April 22, 2009	April 24, 2012	April 24, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 392622. Member loan 392622 was requested on April 10, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,167 / month
Current employer:	Target	Debt-to-income ratio:	14.72%
Length of employment:	11 years 8 months	Location:	Taylor, MI

Home town:	Wyandotte
Current & past employers:	Target
Education:	Western Michigan University

This borrower member posted the following loan description, which has not been verified:

I am looking for a consolidation loan to pay off my credit cards as well as my car. I will also be paying off my son's medical bills and my dental bill for oral surgery that I recently recieved. I am a reliable candidate for the loan. I have been working for the same company my entire adult life (nearly 12 years) and recieve a very steady income.

A credit bureau reported the following information about this borrower member on April 10, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1999	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	26
Revolving Credit Balance:	$2,229.00	Public Records On File:	0
Revolving Line Utilization:	58.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello. Please provide a list of all the debts (credi card, car loan, dr bills) you will be paying off with this loan (including interest rate, and current monthly required minimum payment where applicable). Also will you explain the 3 inquiries on your credit report? Thank you.	Now that the loan amount has been lowered to $4000, I will be paying off only my car with this loan ($3800 balance). The interest rate on that loan is 12.99% with a monthly payment of $203.60. The 3 inquiries were failed personal loan attempts.
Can you please break down the way the loan will be spent - i.e. percentage going toward credit cards, percentage going to medical and dental bills, etc. Also, are your son's medical bills ongoing or was this a one-time thing? (hope it was just one-time and he is fine now!) Thanks for considering my questions!	Well, now that the loan amount has been lowered to $4000, I will be using 100% of the loan to pay off my car ($3800 owed).
Paying off your car at a higher rate (14.74% vs 12.99%) will make your finances go backwards, not forwards. You'll have the auto loan paid off in less than 2 years at your current payments. The extra year here, at the higher rate and more money, will cost you more in interest. You might want to consider putting it towards your medical bills and continue to pay your lower interest car loan. I would also suggest to you to find out if your medical bills can be put into some kind of payment plan to ease your financial pressure. Lastly, I would also like to know what caused your delinquency 26 months ago. Thanks!	I do realize this, but I would be better off paying off the car because I can lower my insurance from full coverage to PLPD saving tons of money a year in insurance premiums that I plan to spend on paying off my other debts.

Member Payment Dependent Notes Series 392694

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
392694	$10,000	$10,000	16.00%	1.00%	April 24, 2009	April 24, 2012	April 24, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 392694. Member loan 392694 was requested on April 10, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,333 / month
Current employer:	Chicago Area Autopsy Service	Debt-to-income ratio:	11.85%
Length of employment:	1 year 1 month	Location:	WOODRIDGE, IL

Home town:	chicago
Current & past employers:	Chicago Area Autopsy Service, Veterans Affairs Department (VA)
Education:	Rosalind Franklin University of Medicine and Science, DeVry University-Illinois

This borrower member posted the following loan description, which has not been verified:

My fiance and I are getting married June 13, 2009. My parents were initially loaning us the money for the wedding. Unfortunately, my dad has now lost his job, like many others. With the wedding less than two months away this situation has put us into a bind. We have paid for the majority of the wedding expenses ourselves this far and need this loan for the remaining balance. My fiance and I both have secure careers in the medical field and government that pay us well and we could have saved up the money ourselves if it weren't for the limited amount of time left. We both understand the responsibilities to our lenders which is why we make our payments on time as scheduled and we are very aware of the importance of maintaining good credit.

A credit bureau reported the following information about this borrower member on April 10, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2002	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$12,125.00	Public Records On File:	0
Revolving Line Utilization:	69.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi, Could you please give some detail around your 15 currently open credit lines? For someone whose first line of credit was opened in 2002, that number seems like a lot. Thanks.	These 15 open lines of credit are mostly due to our student loans. Unfortunately, whenever we took out a student loan for school each one counts as one open line of credit. We have yet to consolidate these loans, but will be conducting that this year. Thank you for your question.
Did you include your fiance's income in the gross income? What do you and your fiance do?	Yes, I have included my fiance's income. He works for the department of veteran affairs in the IT department. I am a Pathologists' Assistant and do work in Surgical and Autopsy Pathology.
Usually young couple now have a website for their wedding day. Do you have one?	We are registered at HoneymoonWishes.com

Member Payment Dependent Notes Series 392748

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
392748	$10,000	$10,000	16.63%	1.00%	April 27, 2009	April 24, 2012	April 24, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 392748. Member loan 392748 was requested on April 10, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,167 / month
Current employer:	Child care	Debt-to-income ratio:	4.62%
Length of employment:	20 years	Location:	Northridge, CA

Home town:
Current & past employers:	Child care
Education:

This borrower member posted the following loan description, which has not been verified:

We would love to own our very own home, please help make this dream a reality. Thanks

A credit bureau reported the following information about this borrower member on April 10, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2005	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	5	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,785.00	Public Records On File:	0
Revolving Line Utilization:	54.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Question? You are taking out a loan for a down payment on a loan? What is the price range of home you are looking for?	98,000-$250,000 but I will also be needing some of the money for repairs if needed.

Member Payment Dependent Notes Series 392751

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
392751	$25,000	$25,000	13.79%	1.00%	April 27, 2009	April 25, 2012	April 25, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 392751. Member loan 392751 was requested on April 11, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,333 / month
Current employer:	ARES Corporation	Debt-to-income ratio:	4.45%
Length of employment:	1 year	Location:	Deer Park, TX

Home town:	Texas City
Current & past employers:	ARES Corporation, Boeing Company
Education:	University of Houston

This borrower member posted the following loan description, which has not been verified:

My wife and I have been in an apartment since I graduated from the University with a degree in Electrical Engineering. I earn $76,000/yr as a systems engineer at an aerospace consulting firm and my wife is a realtor but she also has a teaching degree - she taught for 6 years, but she likes her new job more. When our friends were buying homes we didn't think they could afford, we stayed in our apartment and paid of her 2002 Volkswagon car off and student loans, and almost all of mine. I was promoted this year to the mid-level engineering position of senior-engineer and we both thought it was time to buy a house. We waited until earlier this year to finally buy a house because we wanted to have only one car note and a small amount of student loan debt beore we were comfortable making the move. We bought a 1979 $115k home in a nice neighborhood, I got a 5.0% rate, and our 30 year fixed plus insurance and tax is a mortgage payment of ~$950. My wife wants to install new cabinetry in this older home, granite counter tops, and remodel the master bath. What i would like to do is borrow here to update this house to the one she really wants. We were both very responsible during the real estate boom, and we watched it bust from the sidelines aas we saw CDOs and ARMSs causing havoc to others. What I'd like to do is reward ourselves in this way, knowing that with our responsible handling of finances, my recent promotion and dependable income, and with the money we didn't pay via an overpriced new home a loan of $25k is well within our budget. Thanks!

A credit bureau reported the following information about this borrower member on April 11, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1994	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	31	Months Since Last Delinquency:	50
Revolving Credit Balance:	$165.00	Public Records On File:	0
Revolving Line Utilization:	2.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Have you completed the professional engineeer certification? Do you have any substantial 401k or other assets you can tap in an emergency so that you can continue to pay on this loan or other obligations? Estimated amount of these emergency funds?	No, I have not gone the EIT to PE route. My mentors have always said that in their experience a PE is generally only required for Civil Engineers because a PE is neded to sign drawings and MEs/EEs/AEs are better served by obtaining a masters degree. I have about 12 hours toward a systems engineering masters degree from USC to complement my BE in EE. Regarding my 401k, I could borrow against the balance which is greater than 25k however that is not a route I would like to take because I view that as the last resort in the event of some unforseen event and if there is eventually an upturn in the market, I would like to participate in the move as much as possible.

Member Payment Dependent Notes Series 392787

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
392787	$1,500	$1,500	14.42%	1.00%	April 23, 2009	April 25, 2012	April 25, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 392787. Member loan 392787 was requested on April 11, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,000 / month
Current employer:	Dekalb County Schools	Debt-to-income ratio:	12.04%
Length of employment:	8 years 8 months	Location:	ATLANTA, GA

Home town:	Atlanta
Current & past employers:	Dekalb County Schools, Atlanta Public School System
Education:	Morris Brown College, Georgia State University, Central Michigan University

This borrower member posted the following loan description, which has not been verified:

Back in October my 13yrs. old daughter had to have her gallblatter removed. She spent 7 days in the hospital and she was transported by ambulance a total of three times. During her stay she had to have a procedure done at another hospital. Since then I have completed my masters program and got my first pay increase. However my mortage company Citimortgage has increased my payment becaues of a shortage in my escrow account. I know that this is temperary but it is causing a strain on my finances.

A credit bureau reported the following information about this borrower member on April 11, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1999	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	57
Revolving Credit Balance:	$2,287.00	Public Records On File:	0
Revolving Line Utilization:	47.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 392788

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
392788	$6,400	$6,400	13.16%	1.00%	April 24, 2009	April 25, 2012	April 25, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 392788. Member loan 392788 was requested on April 11, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,667 / month
Current employer:	AMBITECH	Debt-to-income ratio:	17.16%
Length of employment:	6 years 8 months	Location:	CHICAGO, IL

Home town:	BLUE ISLAND
Current & past employers:	AMBITECH, RAYMOND PROFESSIONAL GROUP
Education:	ITT Technical Institute

This borrower member posted the following loan description, which has not been verified:

The purpose of this loan is to get a better rate.

A credit bureau reported the following information about this borrower member on April 11, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1995	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	30	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$22,630.00	Public Records On File:	0
Revolving Line Utilization:	53.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Greetings - What are the rates and balances of the card(s) you are wanting to pay off? Is all of the $22,000 in revolving debt on credit cards? Thank you and best of luck on your loan. Art	17% and 29%. The rest is on credit cards with reasonable rates.
Hello. Will you please list out each debt amount, interest rate, and required monthly minimum payment for each of the debt accounts you are paying off? Will you also explain the recent inquiry on your summary credit report and list out each debt amount, interest rate, and required monthly minimum payment for the debt you WILL NOT be paying off with this loan? Thank you and good luck with you loan.	One is 4000 (min pay. 200, 17%) and the other 2400 (min pay 181.00, 29%). So I will basically cut my payment in half if I get the loan and pay it off in 3 years since the rate is lower. The rest of the debt is split up into 2 cards with interest rates around 12% on both. The minimum payment on these is 160 and 140, however, I pay more than the mimimum. The recent inquiry is related to a car purchased recently, I put money down the the car (new) so the payment on that is 200/mo.

Member Payment Dependent Notes Series 392812

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
392812	$9,000	$9,000	13.79%	1.00%	April 29, 2009	April 28, 2012	April 28, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 392812. Member loan 392812 was requested on April 14, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,667 / month
Current employer:	Independence Blue Cross	Debt-to-income ratio:	0.09%
Length of employment:	8 months	Location:	Norristown, PA

Home town:	Bombay
Current & past employers:	Independence Blue Cross, NIIT Technologies Inc.
Education:	St. Agnels

This borrower member posted the following loan description, which has not been verified:

I have 2nd mortgage on a rental property with balance of $109k. I have cash flow of $85k and plan to pay off the 2nd mortgage using this loan to make up for rest of the balance. You will see a 2nd mortgage debt on my credit around $965.00 which will go away once this loan is approved as I will be paying it off. The interest rate needs to be below 9% since I can use my credit card to borrow same money for 10%.

A credit bureau reported the following information about this borrower member on April 11, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2001	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	4	Months Since Last Delinquency:	6
Revolving Credit Balance:	$3,230.00	Public Records On File:	0
Revolving Line Utilization:	10.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 392814

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
392814	$10,000	$10,000	8.00%	1.00%	April 24, 2009	April 25, 2012	April 25, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 392814. Member loan 392814 was requested on April 11, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$15,000 / month
Current employer:	Retired	Debt-to-income ratio:	7.26%
Length of employment:	n/a	Location:	West Bloomfield, MI

Home town:	Detroit
Current & past employers:	Retired, Ameritech
Education:	Oakland University

This borrower member posted the following loan description, which has not been verified:

This loan request will be used to pay my income tax as well as to pay for medical expenses recently incurred. My latest credit score was greater than 750. I have never declared bankruptcy. Net worth is greater than $2.4 million. I have IRA's and investments other than real estate which are liquied and worth approx. $1.5 million. I am reluctant to sell stock at this time at a substantial loss. It is likely that this loan will be repaid early.

A credit bureau reported the following information about this borrower member on April 11, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1971	Delinquent Amount:	$0.00
Open Credit Lines:	19	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	35	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$22,141.00	Public Records On File:	0
Revolving Line Utilization:	15.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Sounds like a good loan - your reported income is currently unverified. Can you verify that with LendingClub? Thanks!	Income is derived primarily from IRA's - approx. $14,000 monthly. Plus I do a little management consulting from time to time.
Your monthly income is substantial. Plus you are retired so I would assume that expenses like mortgages, car payments, etc. are low or nonexistent. Why would your monthly income not cover these expenses?	Very interesting question. My home in West Bloomfield Michigan is free and clear. My home in Palm Springs, California is free and clear. However, both of these properties, although appearing to be single family homes, are condominiums. They carry over $1200 per month in homeowner's fees plus insurance. Real estate taxes on these two properties are substantial as well. Additionally, there are insurance expenses on the 2 vehicles we lease, plus, obviously the lease payments. In addition, we have purchased a home for my wife's mother who will be 95 in May. We also lease a car for her as well as pay her utilities and other living expenses. Frankly, your question is offensive. You should only be concerned if I have the ability to repay the loan amount. Respectfully,

Member Payment Dependent Notes Series 392826

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
392826	$14,000	$14,000	9.63%	1.00%	April 24, 2009	April 25, 2012	April 25, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 392826. Member loan 392826 was requested on April 11, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$10,417 / month
Current employer:	Hazel Hawkins Memorial Hospital	Debt-to-income ratio:	7.81%
Length of employment:	2 years 1 month	Location:	Kernville, CA

Home town:	Mason City
Current & past employers:	Hazel Hawkins Memorial Hospital, U.S. Navy
Education:	Southern Illinois University-Carbondale

This borrower member posted the following loan description, which has not been verified:

This loan will be used for two uses. First, $ 4,000 will be used to pay off credit cards, taking me well below the 35 % available credit level, which should take my credit score to the 730 - 740 range. I finally feel that I can justify buying a California home and want to obtain the best interest rate I can. The remaining $ 10,000 will be allotted for my August wedding. I am trying for a $ 7,000 budget, but am aware that last minute costs often come up and I wish to avoid going to my credit cards. Any funds not used for the wedding, plus all wedding gift monies will be applied to completely paying off all credit cards. Also, my credit score analysis says I need more experience in varying types of credit accounts. Thank you in advance for your consideration.

A credit bureau reported the following information about this borrower member on April 11, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1988	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$17,649.00	Public Records On File:	0
Revolving Line Utilization:	58.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What type of credit history does your future spouse have? Is he going to be a help or a detriment to the overall financial picture?	Thank you for the opportunity to reply and flesh out my history a little more. I have been involved in an international romance for the past year. She will not have a credit history here, but we will be working at establishing one as soon as she obtains a Social Security number. She is quite frugal, debt-free and owns her flat outright. It was worth $100K before the Ukrainian currency devalued about 40% the past year. Her 20 y.o. son will continue to live there while attending college. She also has some savings, which she keeps in Euros in Cyprus. She does pretty well for a single mother in Ukraine of 15+ years. Her degree is at our Master's level, it seems to be a cross of the CPA and MBA fields. She is very much into savings and pay as you go. I intend to give her significant control in determining our financial direction. To answer your question -- I believe she is going to be a significant help to my financial picture.
Congratulations on your engagement! I'm puzzled by the loan amount and your stated monthly income. What are your monthly expenses that consume 10k/month that prevent setting aside 3-4k per month? What is your job title at the Hospital? Thank You and Good Luck.	I work as an Emergency Room Registered Nurse in a community hospital. I have 12 years experience, 10 of those in the ER. It is a union hospital and for a county hospital is in fairly good financial shape and expanding. My job is about as secure as they get. My income is (I still don't believe this part myself) typical for Registered Nurses, with my experience, in San Francisco Bay area union hospitals. I never expected to make 6 figures as an RN, and I'm getting killed by taxes. I lose almost 40% to state and federal taxes plus union dues. (The monthly figure you see is my gross.) I was doing quite well at savings and paying down a shamefully high credit card balance. I was also making double payments on my car loan, just to give me some breathing room if something should happen to my job. I am paid ahead one year on that loan and have consolidated my other credit (except a $9000 student loan at 5%) into one credit card at 9.9% ($3,650) and another at 0% until October 2009 ($12,250). As stated in my previous answer, I have been involved in an international romance for the past year. She is from Ukraine, so travel has not been cheap. I have been there three times. Luckily communication services like international texting, email, and video Skype present little cost. The immigration process has proved somewhat expensive, with about $ 3,000 spent so far. It will take at least $1200 more after we are married for her change of status to permanent resident. We find out this Wednesday (April 22nd) when her Embassy interview is scheduled. She will have her visa the day after the interview and will be free to travel to the U.S. She then has 90 days to get married or go back to Ukraine. I may be able to go over and bring her back in just over a month. The 2 round trip tickets will be $2500 - 3000. Needless to say, my finances have been drained somewhat over the past year, but I have managed to pay off the American Express card each month and keep paying down the consolidated credit cards. I have also lent $5600 total to two family members, which I may or may not ever get back. I now plan to put $7000 of whatever size this loan is toward the credit balances. This should allow me to pay off the remainder before the end of October 2009 when the interest rate probably kicks up to 18%, unless I can negotiate it down. I see that my credit scores are in the 730's already, so paying down the balances should take me over a 750 score. I don't intend to buy a home until after October as my current lease goes until then and I believe the housing prices here still have a ways to fall. The remainder of the loan will determine the size of the wedding. I have people from 4 countries planning to travel here and would like to give them something nice to attend. It looks like I can do something small, yet tasteful and memorable for around $7,000. I desperately want to avoid going to my credit cards. I can probably get a 4 or 5K loan from my credit union for one year at 12%, but I'd rather get it from all of you at 9.63%. In brief, I am in a bit of a short-term cash flow situation, which should improve after we are married. I have a secure, well-paying job and feel that I am a very low risk borrower. Thank you for this opportunity to give you more information about me. Thanks to all that have committed funds to this loan already and to those who will in the next few days.

Member Payment Dependent Notes Series 392932

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
392932	$3,600	$3,600	14.11%	1.00%	April 27, 2009	April 25, 2012	April 25, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 392932. Member loan 392932 was requested on April 11, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,083 / month
Current employer:	Home Depot	Debt-to-income ratio:	3.31%
Length of employment:	7 years 6 months	Location:	orlando, FL

Home town:	Tampa
Current & past employers:	Home Depot
Education:

This borrower member posted the following loan description, which has not been verified:

looking to clear my debt never done this before itsall new to me

A credit bureau reported the following information about this borrower member on April 11, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1999	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	13	Months Since Last Delinquency:	21
Revolving Credit Balance:	$3,437.00	Public Records On File:	0
Revolving Line Utilization:	90.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello. Will you please list out each debt amount, interest rate, and required monthly minimum payment for each debt account you are paying off? Additionally please explain the recent credit inquiry on you credit summary? Finally please explain how you accrued this debt and what actions you have taken to avoid accruing more debt in the future. Thank you.	i have 3 major cards one is 1800 limit with a minimum of 30 payment another for 500 with a 20 min and the last one is 450 with a min of 20. i almost had the cards under control but due to a family issue i had to do a lot of traveling to take care of . i am doing my best to pay as much as i can each month and i have never missed a payment. just be nice to be clear and not have the open cards anymore . thank you
hi tonycore, How much is your rent? how much do you spent on utilities? What do you do at Home Depot? Do you have any dependents? Do you plan to cut-up/close your Credit card after loan funds? Do you own a car? if so, How much do you spend on utilities and gas?	my rent is about 1200 a month but i have 3 room mates i split the rent. my utillities run about 200 each for power and water. i have no dependents. i do plan on closing most of them but do plan on keeping one open. thank you i hope this answers your question.
Don't close your credit cards it will lower your credit score.	really i didnt know that.thank you.
Don't close the credit cards, but DO cut them up so you don't use them. That way your credit score won't be hurt, and you will be able to control your spending better. Something that seems to work well for some folks is to cut up all cards except for one, and put that one card in a container or water, and freeze it. Only do that if you are the only one with access to the freezer though!	haha will do thats a good idea thank you.thanks for the help means a lot.take care:)

Member Payment Dependent Notes Series 392992

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
392992	$15,000	$15,000	12.84%	1.00%	April 27, 2009	April 26, 2012	April 26, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 392992. Member loan 392992 was requested on April 12, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,083 / month
Current employer:	SAIC	Debt-to-income ratio:	11.92%
Length of employment:	1 year 8 months	Location:	Upper Marlboro, MD

Home town:	jackson
Current & past employers:	SAIC, Union of Bricklayers, AASA
Education:	UMUC, Air Force Community College, PGCC

This borrower member posted the following loan description, which has not been verified:

I am from Detroit, one the few remaining industrial depended city. I have had the opportunity to purchase nine REO rental properties to date and able to own a part of my home town. All of these properties are part of a Revitalization area of the city, which is one of the city?s five targeted neighborhoods for improvements. These properties are location within blocks or next door to each others which help strength the neighborhood because of fewer vacant homes and in the near future will become comparable for each other when appraised. Five of these properties have been renovated and currently being rented. My current renters are low -income and senior residents that now can live in fairly safe and decent neighborhood with affordable housing. I have established an LLC in order to manage and maintain the properties. I would use the loan to further improve the properties for better energy efficient, legal assistant to form LLCs for all of the properties to reduce liability and to establish the appropriate accounting for the business.

A credit bureau reported the following information about this borrower member on April 12, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1994	Delinquent Amount:	$0.00
Open Credit Lines:	17	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	41	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$27,662.00	Public Records On File:	0
Revolving Line Utilization:	73.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Why won't a bank give you a loan for this?	Dear Abeytto3: I established my property management company in February of this year. I have completed the SBA online business courses (Locating Financing, Writing Business Plans, Putting Together a Loan Package) in order to submit a quality loan package and have been unsuccessful thou far - It appears at this time that lenders are unwilling to loan for Real Estate Investment ventures and SBA does not provide these types of loans as well, but does give guidance to the public about seeking these types of business loans. I plan to seek professional help with my business plan to better my chances of obtaining a business loan from a bank the next time I need financial assistance. All of my properties are owned free and clear and located in an area that was once one of the premium neighborhoods when I was growing up. I have been taking my rents and applying it toward the renovation but now I have renters waiting to occupy the remaining properties. This loan will allow me to complete the renovations and hire a part-time property manager. I hope that my response has been helpful. Liz
Are you liable to this loan or is the LLC you are going to establish liable for this loan?	Dear Naji: The business LLC has already been establish and registered in Delaware. Since I lack the funds at the moment to establish and register the nine LLCs for the properties that will be managed by the business LLC I will be taken on the liability for the loan. As you can see from by credit rating I am very responsible for the debits that I have accumulated over the years. My rental income will be more than enough to make the monthly payment which I plan on repaying much sooner then the loan terms regardless of the amount funded. Respectfully,
How are you able to manage, renovate, and Detroit properties from Upper Marlboro?	Dear Korpi: I have an inactive Maryland Real Estate License and I have a business relationship with a Michigan Real Estate agent that I have been working with for the past year. This agent has a consortium of industry professional that I and my project manager contract with to do the necessary renovation/repairs. When I purchase the properties I do the inspections write up the work that needs to be done agree upon the cost as well as control the funds. I am entitled to one trip a year to inspect each property I use those trips to evaluate the work before the final payment. Plus use emails and pictures to get updated status???s. Sincerely,

Member Payment Dependent Notes Series 393075

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
393075	$4,150	$4,150	15.05%	1.00%	April 27, 2009	April 26, 2012	April 26, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 393075. Member loan 393075 was requested on April 12, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,000 / month
Current employer:	Restaurant	Debt-to-income ratio:	5.80%
Length of employment:	1 year 6 months	Location:	Batavia, IL

Home town:
Current & past employers:	Restaurant
Education:

This borrower member posted the following loan description, which has not been verified:

I am looking for this loan to simplify my monthly payments and also to acquire a inexpensive motorcycle. Financially i am very comfortable, besides the credit cards to be payed, my only monthly payments are for car insurance ($45 monthly) and a satellite radio subscription(around $14 a month). My housing and utility's are effectively $0. Ive held my current job for about a year and a half (about $800-$1000 a month income), the job before that for almost 2 years, and there was literally no gap in between the jobs. Thanks for the interest.

A credit bureau reported the following information about this borrower member on April 12, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2005	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,950.00	Public Records On File:	0
Revolving Line Utilization:	67.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 393167

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
393167	$3,600	$3,600	14.11%	1.00%	April 24, 2009	April 27, 2012	April 27, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 393167. Member loan 393167 was requested on April 13, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,500 / month
Current employer:	diamond express	Debt-to-income ratio:	0.04%
Length of employment:	3 years 8 months	Location:	Milwaukee, WI

Home town:	milwaukee
Current & past employers:	diamond express
Education:

This borrower member posted the following loan description, which has not been verified:

Please email me at RogerGrady@att.net to get a copy of the show. I am making this short as I have typed this 3 times already and get logged off as I go into detail and try to go to step 2.I have a copyright and show is registered with the Writers Guild of America.I have an entertainment attorney but need to get an agent and get the show noticed in Hollywood. I need money to join the Writers Vault for networking. I want to buy the Hollywood Reporters mailing list of agents,producers,and television execs. I want to run ad in Variety magazine which is home delivered to 22,000 Hollywood movers and shakers. Hollywood studios and networks don't accept unsolicited materials as they have a fear of lawsuits and conflict of interest if they are working on similar projects.I only need one agent with connections and have a lawyer ready to submit my show but need the money to get the project rolling. Thank You for your consideration of this.

A credit bureau reported the following information about this borrower member on April 13, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1992	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	5	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1.00	Public Records On File:	1
Revolving Line Utilization:	0.00%	Months Since Last Record:	96
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I'm interested in hearing a little more about your proposal. Is is a TV show, movie, or something else. What makes it unique and a good investment for you?	Hi- You can get the complete show emailed to you in pdf format if you wish.It is a totally unique show.It is fast moving show which has both the elements of the lottery and short entertainment segments.The unique aspect is that only viewers at home can win.It will be #1 in the ratings. Like the lottery,the show will pull up 3 numbers and hide the last 4. These numbers are the first 3 #'s of your phone #. (Area codes don"t matter) We then in real time call all 275 area codes in America and the winning phone #. People in Ames Iowa or New York City have an equal chance of winning.We do this 10 times per show.You win $1000 just for watching. At the end of the show, 5 of the winners get a spin on the GRAND PRIZE WHEEL for $20,000 to $1,000,000. Instead of always cheering for a stranger to win,people will be at home cheering for themselves and their friends and relatives. It's like getting 10 free lottery tickets a day.4,000,000 viewers a day when they see the first 3 digits will be screaming for their phones to ring. Also.winners of the $1,000 stay in the grand prize bin and can win the big prize at a later date. As to me investing, I would invest everything I could put my hands on as there is no price you can put on a dream.I plan on the show making millions of which I will give it all to charity anyway. My dream is to open feeding centers all across the country to make sure no child goes hungry. I sincerely wish all you lenders on this site make huge profits because by the nature of what you are doing, I feel that many of you do have compassion for others and do your part for charity.The Salvation Army, Make-A-Wish,St. Lukes,&Feed The Children are all worthy of your help.Thank You,Roger
You do realize your that many will tune in to the show to find out what the area code is and then turn off the show if its not in their area. I do television and film production as a career, Find something that will keep your viewers watching even after they find out the area code. What is your demographic? 18-25 m/f or 25-45 m/f?	Thank You for the question. In reality, no one will turn off the show as ALL THE AREA CODES ARE USED, the 3#'s I referred to in my previous answer are only the first 3 #'s of the 7 digit phone #. We shield the last 4 digits and call all 275 area phone #'s at one time.Viewers in about 400,000 homes will be yelling for their phone to ring. We then select a new set of numbers and call again. We do this 10 different times which gives about 4,000,000 families a chance at winning per show.If I get a chance to talk to the right person in Hollywood, I am sure they will see the logic that anyone would rather watch a show that could make them a millionaire than watch another gameshow and cheer for a stranger.The demographics for this show is everyone regardless of age,gender,or ethnic background. The common denominater is that everyone loves money and this show gives everyone an equal chance to win and you are not judged by your appearance. All land lines and cell phones can be called but you have to watch to know the phrase that pays. While a # is being called,we will have a variety of one minute entertainment intervals and then pull up another#. It will be a fast paced and entertaining show. I believe this show could run 250 nights per year in primetime and will be #1 in the ratings.Please email me at RogerGrady@att.net if you would like a copy of the show concept sent to you in pdf format.

Member Payment Dependent Notes Series 393180

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
393180	$9,600	$9,600	15.37%	1.00%	April 28, 2009	April 28, 2012	April 28, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 393180. Member loan 393180 was requested on April 14, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,833 / month
Current employer:	PNC Bank	Debt-to-income ratio:	17.04%
Length of employment:	1 year	Location:	Warren, PA

Home town:	Warren
Current & past employers:	PNC Bank, AXA Advisors, LLC, Foot Locker
Education:	St. Bonaventure University

This borrower member posted the following loan description, which has not been verified:

Please help my wife and I move to Warren and buy a house! We have never missed a payment in our life and our credit is 690 - 710. We amassed some credit card debt in our previous location and have been paying it back (ontime) for over 4 years. To get rid of our house in NY, we will need to take an $8000 loss. We already are renting-to-own a home in PA, but need to pay off our mortgage in NY 1st. Our Pa home will cost 1/2 as much and both of us are making more in our current jobs. With current environment, no bank will lend to us with the unsecured credit card debt that we have. We'd like to get a 5yr $8000 loan, but will probably be able to pay it back within 2 years.

A credit bureau reported the following information about this borrower member on April 13, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1994	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	31	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$22,875.00	Public Records On File:	0
Revolving Line Utilization:	86.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 393228

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
393228	$10,000	$10,000	9.63%	1.00%	April 24, 2009	April 27, 2012	April 27, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 393228. Member loan 393228 was requested on April 13, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,000 / month
Current employer:	Aap st Mary corp	Debt-to-income ratio:	13.80%
Length of employment:	15 years	Location:	Sidney, OH

Home town:	botkins
Current & past employers:	Aap st Mary corp, Bob Evans Farms centervill, ohio
Education:	RETS Technical Center , centerville , ohio

This borrower member posted the following loan description, which has not been verified:

want to considate my capital one bank of america credit cards. I have had capital one credit card for a long time and want to pay off the balance in 36 to 60 mounths. give me a call at (937)829-4116 if you have questions. Thank you for all your help.

A credit bureau reported the following information about this borrower member on April 13, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1994	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,660.00	Public Records On File:	0
Revolving Line Utilization:	60.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 393287

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
393287	$8,000	$8,000	9.32%	1.00%	April 23, 2009	April 27, 2012	April 27, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 393287. Member loan 393287 was requested on April 13, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$3,667 / month
Current employer:	retired	Debt-to-income ratio:	15.16%
Length of employment:	22 years 8 months	Location:	Snellville, GA

Home town:	Canton
Current & past employers:	retired, Ga. Board of Pardons and Paroles
Education:	Georgia State University

This borrower member posted the following loan description, which has not been verified:

paying off 2 high interest credit cards

A credit bureau reported the following information about this borrower member on April 13, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1983	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$24,142.00	Public Records On File:	0
Revolving Line Utilization:	49.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Who was your former employer and do they provide your current retirement income?	Ga. state government with the Ga.Pardons and Parole Board. Our agency is only clemency granting authority in GA, including governor. My retirement income is paid thru state retirement system and is guaranteed by Georgia law
Do you hold a mortgage, have car payments or other loans besides the credit cards?	House is paid for as are my 4 cars which all break down at same time. No other loans.

Member Payment Dependent Notes Series 393379

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
393379	$2,750	$2,750	15.37%	1.00%	April 22, 2009	April 27, 2012	April 27, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 393379. Member loan 393379 was requested on April 13, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,667 / month
Current employer:	Food Packaging Manufacture	Debt-to-income ratio:	3.55%
Length of employment:	5 years	Location:	Union cCty, GA

Home town:	Atlanta
Current & past employers:	Food Packaging Manufacture
Education:	The University of Alabama in Huntsville

This borrower member posted the following loan description, which has not been verified:

Hi, Me and my wife are buying a new house but need help with the closing cost of $2700. Thank you for viewing. Twan32

A credit bureau reported the following information about this borrower member on April 13, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2005	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	4	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$64.00	Public Records On File:	0
Revolving Line Utilization:	1.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi - Can you provide more details on the home purchase? Price, type of mortgage, monthly payment? Are you making the down payment from existing savings? Thanks.	Hi, it is a brand new house for $152,100, the type of mortgage is a Fix 30 year with a monthly payment of $1215.66 with the insurance and taxes included in the mortgage. As far as the down payment me and my wife are using existing savings that we saved up. Thank you for viewing.
Are you both working? What are your individual salaries -- that add up to $6667 if I understand your profile correctly?	Hi, yes me and wife are both working. My wife only works part time at night so she can be with our 2 kids in the day while I work and I usually take over after 5-6pm unless I am out of town. I have a set salary of $80,000 a year as a regional manager. Thank you for viewing.

Member Payment Dependent Notes Series 393387

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
393387	$12,000	$12,000	16.63%	1.00%	April 29, 2009	April 28, 2012	April 28, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 393387. Member loan 393387 was requested on April 14, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	n/a	Gross income:	$8,000 / month
Current employer:	Government	Debt-to-income ratio:	15.46%
Length of employment:	3 years 5 months	Location:	Fairfax, VA

Home town:	Frankfurt
Current & past employers:	Government, Milbank, Tweed, Hadley & McCloy LLP, Wilmer, Cutler & Pickering (now Wilmer Hale)
Education:	Christopher Newport University

This borrower member posted the following loan description, which has not been verified:

I am in the final phase of completing my professional legal website. I plan on using these funds to complete the website, launch the website and advertise. Initially, my request was going to be 15K, however, I felt it would be prudent of me to only request 10K-12K and come up with the additional funds from my personal income. I would never request or take on any debt or loan I could not handle and make payment on. Repayment on this loan will be no problems. When the website is complete, my hope is to expedite the complete payment of this loan in a timely fashion. Generally, no one really likes to take on loans, but I require this amount to push me over the hill and get my business up and running. As a minority, my hope is to offer this website for legal services to the community. I've also started to line up companies that will advertise on this site. I feel confident about this and I appreciate your consideration.

A credit bureau reported the following information about this borrower member on April 14, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1994	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	22	Months Since Last Delinquency:	8
Revolving Credit Balance:	$24,249.00	Public Records On File:	0
Revolving Line Utilization:	97.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 393403

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
393403	$9,000	$9,000	8.00%	1.00%	April 27, 2009	April 28, 2012	April 28, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 393403. Member loan 393403 was requested on April 14, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$4,750 / month
Current employer:	Xerox	Debt-to-income ratio:	9.62%
Length of employment:	21 years 4 months	Location:	ROCHESTER, NY

Home town:	Rochester
Current & past employers:	Xerox
Education:

This borrower member posted the following loan description, which has not been verified:

I am using this loan for personal reasons. I have an extremely good credit history and have never been late on any payments and also even pay more than the minimum amout due. Thank you and have a nice day.

A credit bureau reported the following information about this borrower member on April 14, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1992	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$57,033.00	Public Records On File:	0
Revolving Line Utilization:	29.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi, can you be more specific about the purpose of the loan? Also, what is the makeup of the $57,033 credit balance, and what are the payments associated with it? Thanks and good luck.	The balance of 57,000 is my home equity loan...I do not possess a mortgage on my home just the home equity. The payments are only $330.00. Thank you and have a nice day.
I live in Rochester also and I know the periodic layoffs that Xerox goes through. Would you be willing to say anything about your job and that? Also, do you have any desire to pay your equity loan off early? At $330/month it seems like it will take a long time to pay it off.	All is well for my job as of right now. I pay more than what the actual the minimum amount due. When I did go to the H.E. the minimum was 30 years but my goal is 10. Thank you for your concern and have a nice day.

Member Payment Dependent Notes Series 393436

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
393436	$3,500	$3,500	12.53%	1.00%	April 27, 2009	April 27, 2012	April 27, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 393436. Member loan 393436 was requested on April 13, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,667 / month
Current employer:	Nuclear Regulatory Commission	Debt-to-income ratio:	19.28%
Length of employment:	1 year	Location:	ODENTON, MD

Home town:	PHILADELPHIA
Current & past employers:	Nuclear Regulatory Commission, US Air Force
Education:	Roger Williams University

This borrower member posted the following loan description, which has not been verified:

I am seeking approval for a 3500.00 loan in order to use for a family vacation to Disney World scheduled for June 2009. I would be a reliable candidate based upon my secure job in the federal government and history of previous work, which included 10 years in the Air Force. I plan to pay this loan off as quick as possible from an allotment which would be taken directly from my paycheck. Feel free to contact me for additional information. Very respectfully, Erik Saracino

A credit bureau reported the following information about this borrower member on April 13, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1978	Delinquent Amount:	$0.00
Open Credit Lines:	19	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	54	Months Since Last Delinquency:	67
Revolving Credit Balance:	$16,146.00	Public Records On File:	0
Revolving Line Utilization:	54.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
How many in your family? How much is your mortgage including taxes and insurance? how much do you spend on utilities, car insurance, gas. How often do you take vacations w/ your family?	Hello, Thank you for the question. My currernt mortgage is $2800.00 (Wash DC/Maryland is expensive). This total includes, taxes, insurance, and HOA fees. Our utilities, car insurance, and gas per month comes to about $400 per month as I ride the Metro into work. I take vacations with the family about once a year.
An income of 10,000 and expenses of 3200 leaves 6800 per month. Minus food and clothing expenses. It seems that you could pay for this in one month. Why do you need a loan? Where is the rest of the money going?	Thank you for the question. I have a family of 4 which consists of a 2 year old and a 12 year old son. The cost of his upcoming travel ice hockey season is $1850.00 while braces will be in the range of roughly $4200.00. Also, on top of our expenses, I have 2 vehicles which are leased: Ford Edge and Honda CRV. I also have a payments which are made each month for the completion of our home improvements which were needed after we purchased our house last year. This loan is not something I would like to carry over an extended period of time. If granted, I would like to pay this loan off in 12 months or less by increasing my monthly payments when feasible.
how long will you take to pay this loan?	The loan is listed as 3 years at $117 per month, but I plan to pay it off much sooner than 3 years. I will increase monthly payments to $200-$250 per month in order to be paid in full quicker.
I am bidding to purchase your loan. Meanwhile, FYI - I assume that by "braces" you mean for your 12yo's teeth. If you have a university with a dental school within reasonable distance, using them is much cheaper and they do a good job. That is how we did it with our girls.	Yes, my apologies for not stating it better in my original response. My 12 yr old son will be getting braces this summer (once school is out). The occupational benefits are great for medical; however, dental is basic and not very reliable unless I purchase supplemental dental insurance in the future. I will look into the university recommendation as we have a few highly reputable colleges in the area. Thank you and please continue to ask questions if needed.
I used to work in Disney World, its a great place and there is so much to do! Among the endless advise I could provide, one piece would be to remember to relax! The parks can get very crowded in the afternoon and in most cases your better just returning to your hotel to hang out by the pool/take a nap for a few hours. Most parks have multiple parades and firework shows and the more popular rides stay open much later with no lines (additional cost) so plan to return to them later instead of waiting in line for 2 hours from say.. 3:00 to 5:00pm as so many families do. Learn how to use the Fast Pass system! I hope you enjoy you and your family enjoys themselves!	I sincerely appreciate your inputs. I have not been to Disney since I was a kid at 10 years old. Now that I have a 2yr old (almost 3) and a stepson who both have never been there.....the looks on their faces when we get there will be PRICELESS! I hope this loan goes through as I am a reliable and dependable person. I appreciate everyone's faith and trust in me and hope it continues over the next 6 days. Thank you everyone! I respectfully request for all to continue to ask questions if needed?.Thank you
hi, i know at your current job, you are getting w2s and paycheck, would you be please kind to confirm that with lending club? i really like to bid in your loan, as i think all families deserve vacation in these time	Absolutely....since I am new to this....what do I need to do to confirm my paycheck or W2 with LC? I would be more than happy to provide this information with the hopes of securing your trust in my request.
i am not 100% sure, but i think you have to write to the customer service, and get their fax number, and fax your info in with a cover page. thanks. I will wait for confirmation.	I contacted Lending Club via email and was advised credit department would send me the documents to be submitted per your request. As soon as I hear back from credit department, I will accomodate your request.

Member Payment Dependent Notes Series 393440

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
393440	$6,000	$6,000	11.89%	1.00%	April 29, 2009	May 4, 2012	May 4, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 393440. Member loan 393440 was requested on April 20, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,917 / month
Current employer:	philabundance	Debt-to-income ratio:	11.55%
Length of employment:	1 year 2 months	Location:	SHARON HILL, PA

Home town:	Glenville
Current & past employers:	philabundance, Trans Union
Education:	Katherine Gibbs School, Norristown PA

This borrower member posted the following loan description, which has not been verified:

This could be considered an auto loan, as the bulk of the money will be going towards a pre-owned minivan to transport my growing family and pets. The loan has been labeled as "Major Purchase" to allow for flexibility due to a wide range of characteristics in the pre-owned market. For example: $4000 - minivan $2000 - Tires, brakes, GPS device etc.. I'm currently a full time IT employee at a reputable food bank in Philadelphia, with strong job security behind me. I am a responsible father, and businessman, and will not have any issues fulfilling my obligations as a lender. Thank you for your consideration.

A credit bureau reported the following information about this borrower member on April 20, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2004	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,003.00	Public Records On File:	0
Revolving Line Utilization:	43.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 393491

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
393491	$6,600	$6,600	14.42%	1.00%	April 28, 2009	April 27, 2012	April 27, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 393491. Member loan 393491 was requested on April 13, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,500 / month
Current employer:	angenos pizza and pasta	Debt-to-income ratio:	11.08%
Length of employment:	6 years 6 months	Location:	brooklyn park, MN

Home town:	minneapolis
Current & past employers:	angenos pizza and pasta, apple gate
Education:	North Hennepin Community College

This borrower member posted the following loan description, which has not been verified:

i have 3 credit cards with an outstanding amount of 6,600 dollars. i have made some poor financial choices in my day but i have regained my self control and not its time to re- build. i am currently a home owner. i dont have any late payments on any cards. my interest rates are through the roof though. one of them is 28% and the other is 27% and my third is only 15% but my minmum payments are just to much with no principal going down

A credit bureau reported the following information about this borrower member on April 13, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2005	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,593.00	Public Records On File:	0
Revolving Line Utilization:	55.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello - Based on your profile you appear to be a young person. $6,600 is a lot of debt for someone so young. Are you doing anything to get your spending under control? Thank you and best of luck on your loan; Art	Yes I have not put any money on the cards for some time now i have also payed off 4k worth of debt in in the last year. I am takeing out this loan to become debt free and plan on paying it back in 2 years or less ty for the question.

Member Payment Dependent Notes Series 393574

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
393574	$9,000	$9,000	7.37%	1.00%	April 27, 2009	May 1, 2012	May 1, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 393574. Member loan 393574 was requested on April 17, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,750 / month
Current employer:	R.P. Brennan General Contractors	Debt-to-income ratio:	15.95%
Length of employment:	48 years	Location:	WOODHAVEN, NY

Home town:	Queens
Current & past employers:	R.P. Brennan General Contractors
Education:	F.I.T. Fashion Institute of Technology, Mary Mount College

This borrower member posted the following loan description, which has not been verified:

To whom it may concern: I would like this loan to payoff my lease which is up in September. I took out a four year loan with Honda Finance and I regret not coming to you guys earlier, but you live and learn. My payments were on time and I never had a problem making my payments. Thank you, Karina Ensuncho

A credit bureau reported the following information about this borrower member on April 16, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1995	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	26
Revolving Credit Balance:	$4,964.00	Public Records On File:	0
Revolving Line Utilization:	47.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Could you explain the delinquincy on your credit report 26mos ago?	What delinquincy 26 months ago???
Are you really 48 years on the job at R.P. Brennan or is that a typo?	4yrs. and yes that was a typo.
Your credit history shows you were late on a credit payment 26 months ago, can you explain?	Can you please be more specific as to what credit payment you are referring to? Due to the fact that i don't have a copy of my credit report in front of me. thnx

Member Payment Dependent Notes Series 393601

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
393601	$3,000	$3,000	15.05%	1.00%	April 29, 2009	April 28, 2012	April 28, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 393601. Member loan 393601 was requested on April 14, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,467 / month
Current employer:	Ambitious Web	Debt-to-income ratio:	18.95%
Length of employment:	2 years 5 months	Location:	Claremore, OK

Home town:	Tulsa
Current & past employers:	Ambitious Web, Wyatt Technical Service
Education:	Pepperdine University

This borrower member posted the following loan description, which has not been verified:

I have been participating in triathlon for a few years on an old road bike and it is time for an upgrade. I have saved some funds and planned on using a credit card for the rest but getting a personal loan looks like the better route. At this time I have 3 loans that consist of my mortgage and two credit cards. One card has around 1k and the other has 2k. I have a salaried job as a web programmer and my wife is a stylist. We make a good living and have never had an issue with making payments on time. I could certainly save up the money for this purchase but the season would be over by that time. Thanks for the consideration.

A credit bureau reported the following information about this borrower member on April 14, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2002	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	14	Months Since Last Delinquency:	12
Revolving Credit Balance:	$4,285.00	Public Records On File:	0
Revolving Line Utilization:	44.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your wife's net income? How much is your mortgage + Taxes & Insurance? How much is your Utilities/HOA? Do you have any dependents? Do you Drive as well? if so, any car payments?	Wife's net income 35k, not exact. I don't have that here at work. Mortgage + Taxes & Insurance: 1$,060 Utilities: Around $200 Dependents: No Wife's Car: $325 My Car: $185 Car insurance is around $300
Hello. Will you please explain the 3 recent inquiries and 1 delinquency on your credit report? Your credit report suggest you have 4300 of current debt. Will you provide the balance, interest rates, and minimum payments for the debt you already have? Thank you p.s. Just curious. What kind of bike are you buying and what races are you doing this season?	We recently went through a refi process but other than that I am not sure why there would be 3 inquiries as I only allowed one company to pull credit unless lendingtree pulls one. I haven't seen my report but I'm thinking the delinquency was a student loan that got over looked. They aren't real good at giving you a ring when you are late... I can't come up with $4300 but we recently had $3,082.26 on our Discover which is back down to 2,232.26 with Interest at 17.24 and minimum payments at $45. Our Best Buy Card is $1,095 and is currently using a no interest promotion, minimum is $15 of course I pay more around $100 There are 3 bikes I have my eyes on. Kestrel Talon SL Tri, Scott Plasma, QR Calienta. I will be doing Sprints and Olympics this year. 70.3s and Ironmans maybe....some day.... Thanks!

Member Payment Dependent Notes Series 393640

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
393640	$3,800	$3,800	12.53%	1.00%	April 27, 2009	April 29, 2012	April 29, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 393640. Member loan 393640 was requested on April 15, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,083 / month
Current employer:	Gelsons Markets	Debt-to-income ratio:	12.36%
Length of employment:	6 years 4 months	Location:	NEWPORT BEACH, CA

Home town:	Lynwood
Current & past employers:	Gelsons Markets
Education:	Garden Grove ROP

This borrower member posted the following loan description, which has not been verified:

I would like to pay off some of my bills.

A credit bureau reported the following information about this borrower member on April 15, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1999	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	4	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$168.00	Public Records On File:	0
Revolving Line Utilization:	56.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello. Will you please specify what bills you will be paying off and include interest rates and the required monthly minimum payment if applicable. Thank you.	I have to pay the IRS for last yrs taxes. I owe $3,516. The interest is 10.24%. I will be sending in my payment late so the penalty is $108.00 for every month it's not paid. I asked for $3,800 because I was unsure if I would be approved for the loan in a decent amount of time.
You will be making payments on this loan for three years. What happens next year at tax time? Thanks.	Last year I had claimed too much for too long. I have changed that now so it wont be a problem.
How much is your rent? Utility cost, such as: electricity,water,cable,phone,etc. Do you own a car? if so any payments? Do you have any dependents?	Rent is $800. My utilities and phone are about $100 a month. My car payment plus insurance comes to $480 a month. I have 2 children.

Member Payment Dependent Notes Series 393653

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
393653	$6,400	$6,400	12.84%	1.00%	April 29, 2009	April 28, 2012	April 28, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 393653. Member loan 393653 was requested on April 14, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,083 / month
Current employer:	Cal Fire	Debt-to-income ratio:	15.07%
Length of employment:	1 year	Location:	Chico, CA

Home town:	Chico
Current & past employers:	Cal Fire, United States Forest Service
Education:	Butte College-Associates, transfer to CSU Chico

This borrower member posted the following loan description, which has not been verified:

I am a 26 year old working student and father. I have an annual income of $25,000 working as a seasonal fiefighter. I would like to consolidate my credit card, car loan, and recently unexpected medical bills. The interest on my card is way to high and I would like to be able to pay one monthly payment as opposed to multiple payments. I have a good credit history with multiple accounts in good standing. A single loan with lower interest would make my debt more manageable and would be a big help.

A credit bureau reported the following information about this borrower member on April 14, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2002	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	34
Revolving Credit Balance:	$4,072.00	Public Records On File:	0
Revolving Line Utilization:	23.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
For what was the delinquency? Are you planning to get out of debt or just make it more manageable?	My goal is to get out of debt. I am not struggling to pay my bills on time, I just have a lot of the money I pay going towards the high interest. With this lower rate loan I can consolidate my accounts and will be able to get out of debt sooner. I believe the delinquency was a credit card payment not mailed on time a few years back. Thank you for your consideration.
Hello. Will you list out the balances, interest rates, and current monthly minimum payments for all the debt you will be paying off (each cc, car loan etc.) Thank you.	I have $3000 balance on a credit card with a 28.99% interest rate, I try to pay at least $300 a month but almost a third of my payment goes toward interest. My medical bills total $2200 with a minimum monthly payment of $200. The balance on my car loan is around $2000 at 12.99% interest with a monthly payment of $186. I have a $1000 dollars saved myself that will make up the rest of my total debt payoff amount of around $7200. The loan will give me a single payment less than $300 a month, as opposed to the multiple payments that total over $600 I have to pay now. Hope this answers your question. Thank you for your consideration.

Member Payment Dependent Notes Series 393680

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
393680	$12,450	$12,450	16.32%	1.00%	April 28, 2009	April 28, 2012	April 28, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 393680. Member loan 393680 was requested on April 14, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,583 / month
Current employer:	Bartolotta Restaurant Group	Debt-to-income ratio:	12.50%
Length of employment:	2 years	Location:	Milwaukee, WI

Home town:	Green Bay
Current & past employers:	Bartolotta Restaurant Group, Food Fight Inc., Supple Restaurant Group
Education:	UWGB

This borrower member posted the following loan description, which has not been verified:

Consolidating Credit Debt

A credit bureau reported the following information about this borrower member on April 14, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2005	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,722.00	Public Records On File:	0
Revolving Line Utilization:	82.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 393690

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
393690	$20,000	$20,000	12.84%	1.00%	April 28, 2009	April 28, 2012	April 28, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 393690. Member loan 393690 was requested on April 14, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,500 / month
Current employer:	American Eagle Do it Best	Debt-to-income ratio:	1.49%
Length of employment:	2 years 8 months	Location:	Ovid, MI

Home town:	Lansing
Current & past employers:	American Eagle Do it Best, Michigan Army National Guard
Education:	Lansing Community College

This borrower member posted the following loan description, which has not been verified:

I own a two story home and wold like to convert it into a duplex. I have a good credit score: 738-767 depending on which credit reporting company you check. I always pay my bills on time.

A credit bureau reported the following information about this borrower member on April 14, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1998	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	57
Revolving Credit Balance:	$1,954.00	Public Records On File:	0
Revolving Line Utilization:	6.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Have the zoning for a duplex?	I've been told that the property is zoned for either a single residence or multiple family and has actually been a duples in the past. But thank you for asking, I contacted the individual in charge today and left him a message. I expect to hear back from him soon to confirm that.
is this all according to code and zoning??? That's a biggie if they come by and say so sorry but only one family per house.	Thank you for this question. I answered the zoning question as best I could at this time previously and expect to have an official answer soon. And yes I do all my work up to code.
I assume you plan to rent the new unit. How much will it rent for?	In this neighborhood, probably $450 for the one bedroom and $550 for the two bedroom.

Member Payment Dependent Notes Series 393734

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
393734	$4,000	$4,000	12.53%	1.00%	April 29, 2009	April 28, 2012	April 28, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 393734. Member loan 393734 was requested on April 14, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,833 / month
Current employer:	AIG	Debt-to-income ratio:	20.91%
Length of employment:	1 year 4 months	Location:	Long Beach, NY

Home town:
Current & past employers:	AIG
Education:	Hofstra University

This borrower member posted the following loan description, which has not been verified:

Hi, I am looking to borrow $4000 in order to consolidate some outstanding debt which is at a high interest rate and also use some of these monies to buy some necessary purchases for my apartment and some suits for work. I make $75,000 a year annually in salary (started making that high of a salary last year) and normally should receive about 10-15% bonus each year, but because of the bad economy, I am only expected to get about 4%. I do have high balances on my credit cards, but I have never defaulted or most importantly never been a day late on any credit card payments which spans about 12 years. I am very responsible when it comes to paying my debts as you can see by my credit history, just need to lower rates and get a little ahead of the game in the next couple of years in order to pay this debt down. I live in an apartment in my parents house and only pay about $300 a month to help them cover some of the costs associated with the apartment. Please let me know if you have any further questions. Thanks. Kind Regards,

A credit bureau reported the following information about this borrower member on April 14, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1996	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$36,462.00	Public Records On File:	0
Revolving Line Utilization:	81.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
how did you get to high balances in your credit cards? and what are you doing to not do that again?	Hi, Thank you for your question, I build up most of my credit cards when I was making a lot less, almost half of what I'm making now. I used to go out a lot for dinners, many vacations, and before gambling was outlawed on the computer in the USA, I had gotten over my head for about a year. I'm trying to lower my interest on everything I owe as right now most of what I owe is at a low interest, with the exception of about $2000 to one creditor of more than 20% which I want to get rid of and use the rest of the monies to make some necessary purchases (suits, furniture, etc.) I recently moved back into my parents house on the bottom floor and am paying about $800 less a month in rent, but need to furnish the apt up a bit as it is two bedrooms and my last apt was one.I had though I was going to get a big bonus this past month and I would not of needed to apply for this loan, but of course with the economy and all that didn't happen. I've never been late on any monthly payment throughout my 12 years or so of having credit cards. Once these purchases are made, I will be able to really be able to attach my cards and get rid of them. Thank you for your question.
Hi, What is your job at AIG? Please provide a list of the credit cards you have balances on, the balances, and the interest rates of those balances. If you can verify your income with Lending Club, it will help build confidence among potential lenders. Unsolicited advice: Stay away from gambling!	Hi, I spoke with Lending Club, they have verified my credit worthiness and income and is showing as approved on website. My job title is Reporting Analyst. Thank you for the feedback and comments.
Do you plan to hold this loan over the full 3yrs or pay it off early?	The plan is to pay early, ideally between 1-2 years. Thank you.

Member Payment Dependent Notes Series 393741

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
393741	$15,000	$15,000	14.74%	1.00%	April 28, 2009	April 28, 2012	April 28, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 393741. Member loan 393741 was requested on April 14, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,250 / month
Current employer:	General Electric	Debt-to-income ratio:	15.49%
Length of employment:	2 years 9 months	Location:	Waukesha, WI

Home town:	Chicago
Current & past employers:	General Electric
Education:	University of Illinois at Chicago

This borrower member posted the following loan description, which has not been verified:

I need this lump sum to break my lease, pay for moving expenses for household items and 2 cars, and also pay deposit for new apt in the NY area and settle down. I have the ability to repay the loan and i will continue to work from my new location; my company has an office there. There is no relocation expenses coverage from my company because they are doing me a favor; my wife is going to Dental school and we are relocating because of that. I need the lump sum because i had to pay lump sum to keep her space, before her student loan comes through (in the next couple of months.

A credit bureau reported the following information about this borrower member on April 14, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2002	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	45
Revolving Credit Balance:	$7,151.00	Public Records On File:	0
Revolving Line Utilization:	45.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Have you considered the change in cost of living between WI and NY? Is your salary going to change when you move? What will the difference be in living expenses from WI to NY? How much are you expecting from the student loan? Do you plan to pay this loan back early? Thanks and good luck with the move.	I have considered the change in cost of living. I am getting a cost of living adjustment to my salary in July. I can pay back this loan early; my funds ar curently tied up n the deposit to the school. Thank you for the question.

Member Payment Dependent Notes Series 393791

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
393791	$18,000	$18,000	12.53%	1.00%	April 28, 2009	April 28, 2012	April 28, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 393791. Member loan 393791 was requested on April 14, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$9,000 / month
Current employer:	Law Office	Debt-to-income ratio:	11.67%
Length of employment:	1 year 10 months	Location:	Elk Grove, CA

Home town:
Current & past employers:	Law Office, United States Army
Education:	Universtiy of California Berkeley

This borrower member posted the following loan description, which has not been verified:

I am seeking a loan to finance my daughter's school tuition for the 2009-2010 school year. I have had credit for more than 25 years and have never had one late payment.

A credit bureau reported the following information about this borrower member on April 14, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1986	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$14,191.00	Public Records On File:	0
Revolving Line Utilization:	61.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Have you looked into the PLUS loans for parents? I'd think you could get a better rate under that program than you can here.	This is for tuition for private K-12 school.
Hello - it would make me feel better to see your income verified, especially given the high revolving credit line usage. Could you please verify your income with Lending Club?	I would be more than happy to verify my income with Lending Club. The high revolving credit line usage was due to a year of unemployment by my husband. He is now full-time employed as a federal police officer. He and I both also retired from the Army after 20 years of active duty service. We share all debt. His monthly income is about $6600. This is in addition to my income.

Member Payment Dependent Notes Series 393847

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
393847	$8,500	$8,500	11.89%	1.00%	April 29, 2009	April 29, 2012	April 29, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 393847. Member loan 393847 was requested on April 15, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,750 / month
Current employer:	M and T Bank	Debt-to-income ratio:	17.04%
Length of employment:	6 months	Location:	LIVERPOOL, NY

Home town:	New York City
Current & past employers:	M and T Bank, HSBC, Bank of America Corp.
Education:	SUNY Oswego, University of Phoenix-Online Campus

This borrower member posted the following loan description, which has not been verified:

Looking to consolidate credit debt in which the lender is raising the rate due to borrowing TARP funds. The account will subsequently be closed, so no additional debt will be accrued. I have never had a late pay and have been financially responsible. The intent is to minimize expenses and payoff the account.

A credit bureau reported the following information about this borrower member on April 15, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1999	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$14,439.00	Public Records On File:	0
Revolving Line Utilization:	32.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 393862

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
393862	$10,000	$10,000	13.47%	1.00%	April 29, 2009	April 29, 2012	April 29, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 393862. Member loan 393862 was requested on April 15, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,667 / month
Current employer:	Self-Employed	Debt-to-income ratio:	14.20%
Length of employment:	10 years	Location:	Clovis, CA

Home town:	Fresno
Current & past employers:	Self-Employed
Education:	Fresno Pacific University, California State University-Fresno (CSU Fresno)

This borrower member posted the following loan description, which has not been verified:

I plan to use this money to refinance about $9000+ that I am currently paying 18.99% on and paying for my last semester of school costs (I went back to school for my BA 2-years ago and graduate next month). I have never missed or been late on a payment (the delinquency from 49-months ago was a disputed mistake) and my income is good. For clarification of my ?revolving credit balance,? $95K of that is actually a second mortgage which is amortized at a fixed rate over 15 years. Another $17K is on another card, but at a much more manageable rate of 6.99%. Though my payments are manageable I could really use this loan to gain some momentum in repaying my debt quicker.

A credit bureau reported the following information about this borrower member on April 15, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1996	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	49
Revolving Credit Balance:	$126,402.00	Public Records On File:	0
Revolving Line Utilization:	68.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your self-run business? Is your BA going to help enhance your business? Please provide pay verification to Lending Club and they will put an * by your income. The * by your income makes potential investors much more willing to invest in your loan. Can't you just put the $9000 on the "more manageable rate of 6.99% card? Thanks!	Thanks for the question I'll see about verifying income with Lending Club. My income is as an appraiser, which believe it, or not has been really good in this economy. My BA is not going to directly result in more income, but my hope is that I will be able to spend more time on developing my business instead of school work. CitiBank would not extend me anymore credit at that rate otherwise that may have been my first option.

Member Payment Dependent Notes Series 393964

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
393964	$5,000	$5,000	12.84%	1.00%	April 22, 2009	April 29, 2012	April 29, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 393964. Member loan 393964 was requested on April 15, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$4,167 / month
Current employer:	United States Postal Service	Debt-to-income ratio:	8.66%
Length of employment:	11 years 6 months	Location:	Provencal, LA

Home town:	Provencal
Current & past employers:	United States Postal Service, United States Navy
Education:

This borrower member posted the following loan description, which has not been verified:

I am requesting a personal loan in the amount of $4000-$5000 to help pay for my wife's courses at Harvard Extension School online. She is working on her Ph.D. in Counseling Psychology and is taking concentration courses from Harvard online to credit toward her degree. The courses are $800 each and she is taking 8-10 courses at this school.

A credit bureau reported the following information about this borrower member on April 15, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1997	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	6

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Did I not see this request several weeks ago? Why the re-do for teh loan?	Yes, I cancelled the request for the amount of $9,000 because we will not need that much. That is why I am requesting a smaller amount of $5,000.
Is your wife working now? What is her income? Do you plan to hold the loan for full 3yrs or pay off early? Could you give an itemized list of your monthly expenses?	My wife works from home as a Certified Medical Transcriptionist/Editor. I do not plan to use her income for this loan, but she brings home approximately $1200.00 every two weeks. She goes to school online so she does everything from home. If we are able to pay the loan off early, then we will definitely do so. Our monthly expenses are as follows: Water/Gas: $75.00 per month Electricity: $80.00 per month We own our home and vehicles, so we have no house note or vehicle note. Phone Bill (Cell/Home): Approximately $150.00 per month Internet Service: $50.00 per month Insurance (House/Vehicle): Approximately $1,200.00 every six months or $200.00 per month, but we pay this every six months. If any further information is needed, please send me an email or call my wife at 318-663-5635. My cell phone is 318-663-1635, but I work on a mail route all day so it is very hard to reach me on my phone. I would prefer that if any information is needed over the telephone that you speak with my wife and she has my full permission to handle anything regarding this. 318-663-5635 and her name is April Lindsey. Thank you. Ben D. Lindsey, Jr.

Member Payment Dependent Notes Series 393966

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
393966	$5,000	$5,000	12.84%	1.00%	April 22, 2009	April 29, 2012	April 29, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 393966. Member loan 393966 was requested on April 15, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,842 / month
Current employer:	Self Employed	Debt-to-income ratio:	0.23%
Length of employment:	4 years 7 months	Location:	Kansas City, MO

Home town:	Kansas City
Current & past employers:	Self Employed, Monte Carlo Resort and Casino Las Vegas, Sam's Town Casino Las Vegas, Station Casino Kansas City
Education:	Kansas City Kansas Community College, Scottsdale Community College, San Diego City College

This borrower member posted the following loan description, which has not been verified:

I have the opportunity to purchase my dream car. A beautiful 1968 Corvette Stingray convertible from a private seller. The purchase price is $26,000. I will be using my own funds to cover the difference. The car needs a little work to restore, but with a bit of elbow grease would sell for twice as much (although I doubt I would sell it). This will be a fun project for me as well as a good investment. I have been self-employed for approximately 5 years in the internet marketing field, and prior to that, a craps dealer in numerous casinos in Las Vegas and Kansas City, off and on for almost 9 years. My credit is impeccable, with a 771 FICO from Transunion and 780 FICO from Equifax. I live very modestly and my only bill is my rent which is $220 month inclusive of all utilities. I live with my sister and her family, by choice, not necessity. I will have an insurance payment of around $150 per month for the car as well. I don't use my credit cards very often, but when I do, I pay them in full every month. Thanks for considering my loan request. Bid with confidence, I pay my bills. :) I will be verifying my income with Lending Club shortly.

A credit bureau reported the following information about this borrower member on April 15, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1999	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11.00	Public Records On File:	0
Revolving Line Utilization:	0.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 394173

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
394173	$3,500	$3,500	20.11%	1.00%	April 22, 2009	April 30, 2012	April 30, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 394173. Member loan 394173 was requested on April 16, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	n/a	Gross income:	$4,167 / month
Current employer:	Tint World	Debt-to-income ratio:	15.65%
Length of employment:	1 year 6 months	Location:	Plantation, FL

Home town:	Plantation
Current & past employers:	Tint World
Education:	Florida Atlantic University

This borrower member posted the following loan description, which has not been verified:

Hi, I'm Matthew. I am 21 years old and I recently graduated with a bachelors degree. I am currently interested in purchasing a condo for myself and having it for long term investment. I think it is crucial for me right now to start thinking about life down the line instead of waiting. I have my eyes on a really inexpensive unit that is $50k but I would need some money towards a 20% down payment and making some improvements. Thanks Matt

A credit bureau reported the following information about this borrower member on April 16, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2007	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	4	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$390.00	Public Records On File:	0
Revolving Line Utilization:	26.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Matthew, I like your idea of home ownership, and I think I would like to help you out. First though, are you working towards income verification? Second, what will your monthly expenses, including the mortgage be (please break them down for us)? Do you have health insurance? Finally, are you certain that home ownership is worth the 20+% interest you're about to begin paying on this 9.25k? Looking forward to hearing back from you on my questions and good luck with the loan process and your new condo purchase!	To answer your question, I can verify my income. My only other major expense include my car note and insurance ($400) and my current rent and utilities (light, phone, cable, water) which is $800 for everything. Basically, by obtaining this mortgage I would reduce my house payment (including insurance, assoc. fees and taxes) to around $520. This loan would be $344 but only for 3 years. So short term, I am increasing my overall debt by $214/month. On a long term basis, this loan drops off and I will have a $520 house payment at 24 years old! I think it is a great deal!
When you talk about a $520 house payment, are you also considering property taxes, insurance, maintenance and/or condo fees? Also, how is the housing market in your area currently?	Yes that figure does include taxes and insurance. As a first time home buyer there are many incentives to buying now especially with the condo market being where it is. At the end of the day it is a great investment for the long term.
It is my understanding that it is very difficult within many locations in Florida to get insurance on properties. Have you ensured that you will be able to get insurance? Also, as I've already invested a bit with you, I wanted to make sure you were aware of the federal tax rebate for first time homebuyers. Will you qualify for this? Lastly, as a Condominium Board member, I know much about how condominiums operate. Have you looked into the financials of the condominium? How many special assessments have they had? Do they have adequate reserve funds? Are they adequately budgeting for their ongoing "operational" needs. These are important questions to ask because if the building isn't managed well by its Board and staff, then a "great investment" rapidly becomes a terrible investment.	Well, the assoc. fee includes insurance. I would only need a "renters insurance" policy just to secure my personal items and any interior items. Also, the condo I am looking into is in a pretty newer community, so there hasn't been damages to the property and they haven't had any assessments. I suppose I would only need to worry about that during a major disaster and lets hope that doesn't happen! As far as that tax credit, I am unsure that I would qualify, but with the 1st time home buyers program, there are other options for me to get some money back! Hope I clarified everything.
matthew876, This link will take you to a very nice chart describing the 2009 first time homebuyer's rebate. If this is truly your first home purchase you should qualify. http://tinyurl.com/bba69t You also will need your own condominium insurance. This is different from the master policy of the building and different from renter's insurance. Any mortgage holder will require you have this insurance. It shouldn't be too much ($100-$200/yr) but you should check to make sure you can get it...just call whoever you have your auto insurance with as they often provide a discount for multiple policies. New bldgs can be worrisome because they haven't yet sorted out their budget and builders often set condo fees artificially low. You should ask the management office the following questions: 1) do you have a positive or negative Members' Equity? (this tells you how well they've done at keeping to their budget for operations) 2) how much are you putting into reserves each year and do you have a reserve table defining the items to be funded by reserves?	Thanks so much for the advice. I will definitely look into that before I finalize the purchase!

Member Payment Dependent Notes Series 394254

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
394254	$10,000	$10,000	12.21%	1.00%	April 29, 2009	April 29, 2012	April 29, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 394254. Member loan 394254 was requested on April 15, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,917 / month
Current employer:	Seattle Lighting	Debt-to-income ratio:	9.53%
Length of employment:	5 years 7 months	Location:	Seattle, WA

Home town:	Green Brook
Current & past employers:	Seattle Lighting, House of Lights
Education:	Raritan Valley Community College

This borrower member posted the following loan description, which has not been verified:

I'm using the loan to consolidate my credit card bills to one monthly payment. I always pay my bills on time and I have good credit.

A credit bureau reported the following information about this borrower member on April 15, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1999	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	59
Revolving Credit Balance:	$9,985.00	Public Records On File:	0
Revolving Line Utilization:	52.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Helllo. Please list out the current balances, interest rates, and minimum required monthly payments for the debt you will be paying off. Thank you.	5,215.52 @ 22.99 4,154.88 @ 29.99 1,290.45 @ 19.99
What happened during the last delinquency? Could you provide more details surrounding that situation?	The Delinguency was cause by the wrong address in the system. So when the bank was sending me the statement they had the wrong address. I never got a statement in the mail until they call me ask me why I didnt pay my bills.

Member Payment Dependent Notes Series 394295

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
394295	$15,000	$15,000	9.63%	1.00%	April 30, 2009	May 1, 2012	May 1, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 394295. Member loan 394295 was requested on April 17, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,000 / month
Current employer:	Downey welding	Debt-to-income ratio:	12.57%
Length of employment:	15 years	Location:	SOUTH GATE, CA

Home town:	Guadalajara
Current & past employers:	Downey welding
Education:

This borrower member posted the following loan description, which has not been verified:

The loan will be used to purchase a reliable car for my son.

A credit bureau reported the following information about this borrower member on April 17, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1986	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	31	Months Since Last Delinquency:	47
Revolving Credit Balance:	$10.00	Public Records On File:	0
Revolving Line Utilization:	0.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Will your son be responsible for making the loan payments?	Yes he will be making the payments to me. The payment will actually be made through my bank account.
It appears you have very good credit. The only negative was a delinquency about 47 months ago. Can you shed some light on what that situation was so i can proceed to bid on your loan	Im not really sure what that was. it has been a while and i do not have an updated credit report to reference from.

Member Payment Dependent Notes Series 394342

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
394342	$9,500	$9,500	9.63%	1.00%	April 22, 2009	April 29, 2012	April 29, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 394342. Member loan 394342 was requested on April 15, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,583 / month
Current employer:	Dell Inc	Debt-to-income ratio:	9.16%
Length of employment:	5 years 6 months	Location:	Austin, TX

Home town:	Austin
Current & past employers:	Dell Inc
Education:	Texas State University-San Marcos

This borrower member posted the following loan description, which has not been verified:

I will use the money to pay for in-vitro fertilization.

A credit bureau reported the following information about this borrower member on April 15, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1989	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$28,962.00	Public Records On File:	0
Revolving Line Utilization:	66.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
When you become pregnant and quit working, what will be your sources of income?	I will continue to work full-time while my wife stays at home. She is a nurse and has enrolled in medical transcription school to provide additional income while she stays at home.

Member Payment Dependent Notes Series 394381

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
394381	$4,000	$4,000	7.68%	1.00%	April 27, 2009	May 1, 2012	May 1, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 394381. Member loan 394381 was requested on April 17, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,025 / month
Current employer:	Small World Preschool	Debt-to-income ratio:	0.93%
Length of employment:	8 months	Location:	GRANADA HILLS, CA

Home town:	Los Angeles
Current & past employers:	Small World Preschool, YoYo Education Center, United States Air Force
Education:	United States Air Force Academy (USAFA), Los Angeles Pierce College

This borrower member posted the following loan description, which has not been verified:

I have a good credit score, but the only reason it is not excellent is because of a relatively short credit history. I plan to use the loan to pay the balance of my debt to my friend for an automobile. The purpose of this loan is two-fold; I am fully capable of paying the loan and would like it on my history in order to improve my credit further. I would also like the loan because I would rather pay a neutral, non-personal third party than being in debt to a friend.

A credit bureau reported the following information about this borrower member on April 17, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2004	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	5	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,410.00	Public Records On File:	0
Revolving Line Utilization:	67.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 394415

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
394415	$3,200	$3,200	14.42%	1.00%	April 30, 2009	April 30, 2012	April 30, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 394415. Member loan 394415 was requested on April 16, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,250 / month
Current employer:	Putnam Comm Medical Center	Debt-to-income ratio:	3.82%
Length of employment:	7 months	Location:	Jacksonville, FL

Home town:	New Britain
Current & past employers:	Putnam Comm Medical Center
Education:	Keiser University

This borrower member posted the following loan description, which has not been verified:

I am requesting this loan as a final opportunity for my fianc? and I to complete our wedding planning as stress-free as possible. Receiving this loan would allow us to enjoy this experience and focus on what really matters. I am a reliable and responsible candidate because I have paid and continue to pay all of my expenses in full and on time as shown by my credit report.

A credit bureau reported the following information about this borrower member on April 16, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2004	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,039.00	Public Records On File:	0
Revolving Line Utilization:	28.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 394458

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
394458	$15,000	$15,000	11.89%	1.00%	April 27, 2009	April 30, 2012	April 30, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 394458. Member loan 394458 was requested on April 16, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,833 / month
Current employer:	Walgreens	Debt-to-income ratio:	7.31%
Length of employment:	10 years 9 months	Location:	Peoria, AZ

Home town:	Phoenix
Current & past employers:	Walgreens
Education:	Midwestern University-Glendale

This borrower member posted the following loan description, which has not been verified:

My wife and I would like to invest in solar panels for our house. We are purchasing a system that would provide enough power to cover 95% of our energy use. The system cost is $38,483, but our final cost is only $8,613. Our utility company pays 45% of the cost, but we still have to pay $21,293 up front to get the project started. We will do this by combining the loan amount with the money we have saved. The $12,680 difference between the up front and final costs is because we will receive this amount as a refund (tax credit) on our 2009 state and federal income taxes. We will make a large one-time payment on the loan (in addition to the regular monthly payments) in February 2010 for this amount. We are excited to invest in something that not only is good for the planet, but will pay for itself in six years by eliminating what we would've spent on utilities.

A credit bureau reported the following information about this borrower member on April 16, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2000	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,642.00	Public Records On File:	0
Revolving Line Utilization:	30.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
WOULD YOU HAPPEN TO BE A PHARMACIST FOR WALGREEN? THANK YOU DRW	Yes, I am a pharmacist and the pharmacy manager.
Hooray for you. Way to gooooooooooo! Great job. I wish more folks would do what you are doing.	We see it as a no-brainer. We can get enough solar panels to almost completely power our house for 20+ years for just over $8,000 when it's all said and done. Makes environmental AND economic sense to us.
Good for you. We just did the same thing on our house in Florida. We didn't get quite as good a deal as you. We just lent our max on your loan.	Thank you very much for your support. Our system cost is probably lower because our house is very energy efficient already and isn't very big, so we don't use a whole lot of electricity. Plus our utility company is paying for almost half of the total cost. We couldn't pass that up!

Member Payment Dependent Notes Series 394523

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
394523	$5,600	$5,600	8.00%	1.00%	April 27, 2009	April 30, 2012	April 30, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 394523. Member loan 394523 was requested on April 16, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,250 / month
Current employer:	Gilbert Public Schools	Debt-to-income ratio:	13.31%
Length of employment:	4 years	Location:	Queen Creek, AZ

Home town:	Valparaiso
Current & past employers:	Gilbert Public Schools, Chicago Public Schools, Grand Canyon University
Education:	DePaul University, Northwestern University

This borrower member posted the following loan description, which has not been verified:

I am a high school principal and my fiancee is a surgical technician. We both have excellent credit, and simply need the small loan to help us pay cover our wedding costs in the short-term. the money will be used for reception, ceremony, and a modest honeymoon. My fiancee is currently doing an internship to a higher-paying job, so we don't have the second income until Fall 2009 when we can easily repay this loan within two to three years. I am also an online college professor, so I have a steady, reliable income. We are seeking $5600 to assist us in this endeavor.

A credit bureau reported the following information about this borrower member on April 16, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1994	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	31	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 394696

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
394696	$12,000	$12,000	12.21%	1.00%	April 29, 2009	April 30, 2012	April 30, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 394696. Member loan 394696 was requested on April 16, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,000 / month
Current employer:	U.S. Coast Guard	Debt-to-income ratio:	17.32%
Length of employment:	11 years 3 months	Location:	Clearwater, FL

Home town:	Pittsburgh
Current & past employers:	U.S. Coast Guard
Education:	Thomas Edison State College

This borrower member posted the following loan description, which has not been verified:

My wife and I need to consolidate a few credit cards to a lower interest rate. We have good credit, and always pay bills on time. We are just looking for a break on the interest we are paying. We are responsible people and could use your help, thank you.

A credit bureau reported the following information about this borrower member on April 16, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1998	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	32	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$19,817.00	Public Records On File:	0
Revolving Line Utilization:	61.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your paygrade? I presume you're staying on Active Duty till at least the 20 yr mark, correct? Does your wife provide any additional household income. If so, how much? Finally, any major purchases planned during this loan period (house, cars, boat, motorcycle, etc.)?	My paygrade is an E-6. Yes, I will be staying in the military at least 20 years, possibly longer. My wife stays at home with our kids, she does not currently provide any income. We WILL NOT be making any purchases like a home or car for at least the next five years. Our top priority is to eliminate our credit card debt. Hope this helps, thank you very much. Robert Cain

Member Payment Dependent Notes Series 394768

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
394768	$9,800	$9,800	12.21%	1.00%	April 29, 2009	April 30, 2012	April 30, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 394768. Member loan 394768 was requested on April 16, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,917 / month
Current employer:	The Bailey Company	Debt-to-income ratio:	10.48%
Length of employment:	2 years	Location:	Littleton, CO

Home town:	Oklahoma City
Current & past employers:	The Bailey Company
Education:	University of Oklahoma Norman Campus

This borrower member posted the following loan description, which has not been verified:

Loan to consolidate/pay off credit card debt. Excellent DTI and payment history. 767 mid credit score. Stable employment. Currently have 65% of credit available, paying off the credit cards and turning them into an installment loan will raise my credit score above 780 and of course force me to pay the balance off in a maximum of 3 years.

A credit bureau reported the following information about this borrower member on April 16, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1991	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,630.00	Public Records On File:	1
Revolving Line Utilization:	36.60%	Months Since Last Record:	88
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I live in Littleton and could only find an Arbey's investment company for Bailey. What do you do at the Bailey Co?	I am a District Leader for the Bailey Company. We own and operate 58 Arby's restaurants as well as other investment interests.

Member Payment Dependent Notes Series 394840

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
394840	$6,400	$6,400	11.89%	1.00%	April 30, 2009	May 1, 2012	May 1, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 394840. Member loan 394840 was requested on April 17, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,000 / month
Current employer:	Self Employed	Debt-to-income ratio:	1.62%
Length of employment:	15 years	Location:	Sunnyside, NY

Home town:	Panama City
Current & past employers:	Self Employed, PS450 Bar/ Restaurant, Vig Bar, Employees Only Bar/ Restaurant, Opal Bar/ Restaurant, The Volstead
Education:	Florida International University, Johnson & Wales University-Florida Campus

This borrower member posted the following loan description, which has not been verified:

I've been offered an opportunity to invest in a bar/restaurant in the trendy Tribeca area of New York City. The initial investment calls for $40,000. I have 20,000 from my savings but require an additional 20,000 for a larger percentage of the business( 8.639%). The current investment package being offered to me allocates 50% of the initial investment provided by said investor is paid back within 12 months and then said investor's percentage quarterly there after. The partners involved have opened several other successful bar/ restaurants and I'm confident in their abilities to perform as I have worked for them for the past ten years.

A credit bureau reported the following information about this borrower member on April 17, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1984	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,391.00	Public Records On File:	0
Revolving Line Utilization:	6.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Your partners have been successful when the economy was doing well but it's not the same when the economy is preventing people from spending free. Why didn't they make you a partner before when things were going well?	Hello Buffetfan, Your concerns are valid. Our economy isn't showing the confidence it boasted in the late nineties and true spending is at an all time low. However, historically the pro-vayers of libations have always weathered any economy be it good or bad. Alcohol sales are at an all time high (along with candy for some reason) It certainly hasn't slowed down here in NY. The weekends are still weekends. Men still want their pints of ale and women cant wait for Margarita Fridays with the girls. The rough patch of the year is over. As summer approaches the city only intensifies. After the summer has gone, come the holidays, film festivals...) As for why my employers didn't make me a partner before... That question is beyond the scope of this forum. I can only speculate that after a decade of service I finally merit the option to invest with them. Thanks for your question.
What is the initial $463,000 (calculated from your 8.639% stake) going toward? What is the name of the bar? When will it open? Are the other partners prepared to put more money in if necessary? Are you?	Hello MicroCapital, We are buying a bar in Tribeca called QDT. For obvious reasons we are changing the name. The new name is Ward 3 based on the location of the bar during The Tammany Hall days when New York City was sectioned into wards. The actual cost of the bar is $220,000. The 8.639% is base on the current valuation of how the investment contract is structured. I am not an operating partner but one of many investors taking part in this enterprise. The contract does call for a surge of more capitol if and when the situation calls for it. I know we cant predict a water main bursting or a fire in the kitchen...) Decisions like those however will be voted on by all involved (like a board) as i understand it. After minor renovations of lighting, sanding, store front...) we will be set to open mid June. Let me know if you need further information. Thanks

Member Payment Dependent Notes Series 394873

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
394873	$6,000	$6,000	8.00%	1.00%	April 22, 2009	May 1, 2012	May 1, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 394873. Member loan 394873 was requested on April 17, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,667 / month
Current employer:	RBC Wealth Management	Debt-to-income ratio:	7.75%
Length of employment:	5 years 3 months	Location:	Minneapolis, MN

Home town:
Current & past employers:	RBC Wealth Management
Education:	Augsburg College

This borrower member posted the following loan description, which has not been verified:

Please let me know if you have any questions.

A credit bureau reported the following information about this borrower member on April 17, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2000	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	29	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$12,454.00	Public Records On File:	0
Revolving Line Utilization:	29.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Your listing says that this loan is for an investment. Can you explain? Further, can you explain the high credit balance and relatively high percentage of credit line utilization?	It is for investing in fixed income products (not stocks) that have a very atractive yield due to the current economic envoronment. Can you please elaborate on the credit balance and credit line utilization? My only current credit card balance is a discover card balance of just above $1,500.

Member Payment Dependent Notes Series 394882

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
394882	$3,500	$3,500	12.21%	1.00%	April 30, 2009	May 1, 2012	May 1, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 394882. Member loan 394882 was requested on April 17, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,667 / month
Current employer:	VA Medical Center	Debt-to-income ratio:	17.82%
Length of employment:	18 years	Location:	WACO, TX

Home town:	Waco
Current & past employers:	VA Medical Center
Education:	University of Mary Hardin-Baylor

This borrower member posted the following loan description, which has not been verified:

My wife and I are working on trying to adopt 2 children. We have 1 boy age 6 and have tried having another but been through 2 miscarriages. We've begun going through the process of looking to adopt a brother and sister sibling group. I was looking into a way that my wife could work from home and started looking into jewelry beads and finished sets. She enjoys making jewelry from time to time as a hobby so she and I talked about it and decided that this would be a good fit for her. I ordered $800 of finished jewelry out of India and searched for the best deal I could find for loose beads and found a manufacturer in China to do business with. I went through the website and found a little over $2000 of supplies. I have a revolving personal line of credit with Bank of America for $35000, well I did, and when I called to have $3500 from that added to my account, they lowered my credit line even though I've never been late on a payment, never missed a payment, excellent credit, but I have too much credit. I pay more than the minimum on this account each month. I would just like to get these supplies so I can get this business going.

A credit bureau reported the following information about this borrower member on April 17, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1990	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	35	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$53,059.00	Public Records On File:	0
Revolving Line Utilization:	89.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
You already have $50K in debt. can you expl;ain?	I had about 20,000 or so that I consolidated all my bills along with car payment and all. Then we moved into another house a few years back mainly to get my son into a better school district and the house we moved to needed some renovations, new central air unit, wiring, bathroom floors needed to be redone, some plumbing. Got personal line of credit to take care of all these things.

Member Payment Dependent Notes Series 394898

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
394898	$5,000	$5,000	7.68%	1.00%	April 28, 2009	May 6, 2012	May 6, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 394898. Member loan 394898 was requested on April 22, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,667 / month
Current employer:	SourceEcreative	Debt-to-income ratio:	15.00%
Length of employment:	3 years	Location:	Lake Worth, FL

Home town:	Berwyn
Current & past employers:	SourceEcreative
Education:	Palm Beach Community College, Florida Atlantic University

This borrower member posted the following loan description, which has not been verified:

Requested in order to cover balance of wedding finances.

A credit bureau reported the following information about this borrower member on April 17, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1999	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$695.00	Public Records On File:	0
Revolving Line Utilization:	8.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 394930

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
394930	$8,200	$8,200	12.21%	1.00%	April 30, 2009	May 1, 2012	May 1, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 394930. Member loan 394930 was requested on April 17, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,833 / month
Current employer:	Dupont	Debt-to-income ratio:	8.72%
Length of employment:	4 years 3 months	Location:	Logan, UT

Home town:
Current & past employers:	Dupont, Mystic Comics
Education:	Utah State University

This borrower member posted the following loan description, which has not been verified:

During my years in management at a local comic book and collectibles retailer, I had the opportunity to become familiar with the inner workings and day to day operations of that business, as well as the profit potential of the industry. Current interest in comic book related movies and merchandise is extremely high and increased global demand is made accessible through Internet sales. Comic books and related merchandise have shifted to a more mainstream market segment, illustrated by the success of recent Hollywood productions. The industry now captures a larger portion of retailer spending and has cross-generational appeal. Amongst comic book retailers, undercapitalization is the biggest problem. Storeowners tend to neglect business opportunities to serve personal hobbyist interest. In doing so, they don't capitalize on high profit margins and neglect opportunity for growth. I have used my own personal funds for leasehold improvements, marketing, and other startup costs. This requested loan would be used toward the acquisition of startup inventory that is offered at a steep one-time discount for initial high volume orders.

A credit bureau reported the following information about this borrower member on April 17, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1999	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	63
Revolving Credit Balance:	$6,383.00	Public Records On File:	0
Revolving Line Utilization:	48.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
what's the competition in your market look like? Are you selling comics only or also related items?	The competition in my market is one the few areas that has not noticed significant slowing since the beginning of the economic down turn, like the entertainment industry and video game industry. Most comic books and collectibles are goods that appreciate in value rather than depreciate so I think that a lot of consumers will spend what few extra dollars they have on goods that will maintain their value or increase like comic books and collectibles. I plan on selling all goods that are related to comic books, including merchandice and games.

Member Payment Dependent Notes Series 395093

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
395093	$1,200	$1,200	14.74%	1.00%	April 22, 2009	May 1, 2012	May 1, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 395093. Member loan 395093 was requested on April 17, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,525 / month
Current employer:	n/a	Debt-to-income ratio:	2.56%
Length of employment:	n/a	Location:	Danvers, MA

Home town:	Salem
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

I'm trying to establish a good credit score. I plan on using the money to pay off some credit card debit which is low. I pay all my bills on time, the same with rent. I also plan on buying my girlfriend an engagement ring, if possible.

A credit bureau reported the following information about this borrower member on April 17, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2005	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	4	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,716.00	Public Records On File:	0
Revolving Line Utilization:	71.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi M1ked1s, Who is your current employer? What is your rent? How much is your utility bills? How much of the loan will go towards debt consolidation and ring purchase? do you have any dependents?	Current employer is Staples and Danvers Butchery. Rent is $900 per month. Electric is about $50 per month. A half or three quarters will go towards debt consolidation. No dependents.
Hi - Do you have a job? If so, where? How long have you been there? Art	Yes I do, I work at Staples in which I have been for 2 1/2 years and Danvers Butchery just under a year.

Member Payment Dependent Notes Series 395115

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
395115	$10,000	$10,000	9.32%	1.00%	April 30, 2009	May 4, 2012	May 4, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 395115. Member loan 395115 was requested on April 20, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$13,833 / month
Current employer:	Eastern Kentucky University	Debt-to-income ratio:	15.02%
Length of employment:	8 years 9 months	Location:	lexington, KY

Home town:	brooklyn
Current & past employers:	Eastern Kentucky University, Jacksonville State University
Education:	Mississippi State University

This borrower member posted the following loan description, which has not been verified:

bathroom remodling and tile in kitchen

A credit bureau reported the following information about this borrower member on April 17, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1976	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	43	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$56,153.00	Public Records On File:	0
Revolving Line Utilization:	44.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Will you be doing the work yourself? If so, what experience do you have? Will you hire it out? Your revolving credit balance is very high. Please tell us more about that.	I will not do the work my self. I have contracted with remodeler for the work. My revolving credit balance may be high but I have never missed a payment and my income from all sources (salary, consulting and book royalties) has always been over $150,000 in the last eight years.
Since your annual income is so high, could you please explain what monthly expenses you have that has prevented you from saving the money to perform this remodeling project?	We had a family emergency with one of our children that depleted our savings. We are actively increasing our savings so there will no problem in paying back the loan.
I struggle to understand the logic of this loan as a home remodel is not usually a pressing need and your monthly income should be able to cover it. Why is this remodeling project being pursued as opposed to paying down existing debt? As previously noted, your high degree of short-term leverage is worrisome. Please provide a breakdown of income from different sources.	I am sorry but I choose not to answer this question. I find it too personal and intrusive.

Member Payment Dependent Notes Series 395180

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
395180	$1,000	$1,000	12.84%	1.00%	April 22, 2009	May 1, 2012	May 1, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 395180. Member loan 395180 was requested on April 17, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,000 / month
Current employer:	The Crossings	Debt-to-income ratio:	24.35%
Length of employment:	3 years 8 months	Location:	Austin, TX

Home town:	Baton Rouge
Current & past employers:	The Crossings, Sodexo, Modus Media
Education:	Sul Ross State University, Strayer University at Washington, DC

This borrower member posted the following loan description, which has not been verified:

I am currently working two jobs. My second evening job ends on May 9th. My Social Security Retirement monthly check begins in July. I am looking for another evening job but would like to just work my day job and wait to start getting my Social Security check which is an extra $657 a month over my regular 40 hr week income. Right now my regular job income covers rent, bills, and gas. When the retirement income starts it is extra.

A credit bureau reported the following information about this borrower member on April 17, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1999	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,533.00	Public Records On File:	1
Revolving Line Utilization:	38.40%	Months Since Last Record:	101
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 395185

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
395185	$3,000	$3,000	9.32%	1.00%	April 29, 2009	May 5, 2012	May 5, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 395185. Member loan 395185 was requested on April 21, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,000 / month
Current employer:	Self Employed	Debt-to-income ratio:	0.95%
Length of employment:	4 years 6 months	Location:	Austin, TX

Home town:	Austin
Current & past employers:	Self Employed
Education:

This borrower member posted the following loan description, which has not been verified:

My name is Brian Ferguson, and I am the Co-Founder of a group in Austin, Texas called The Austin Photography Group. The group was started three years ago on meetup.com, and has now grown to over 900 members, its membership steadily increasing even with people joining and leaving every day. We have regular meetings at a local bookstore, where the average attendance is about 50 people at each official monthly meeting. We also hold photo outings and workshops in the interim between meetings, with an average of about 20 to 30 participants. We're currently expanding our operations to include a fully functional social networking website, where members can log on, have their own page and portfolio space, talk on the forums, post events to the calendar, and patronize local businesses whom we've partnered with in exchange for a group discount on their services. We'll of course be selling adspace as well as using more innovative techniques for taking in revenue, such as hosting links to amazon.com for photography-related books and other such photography-related products and services. We've already begun construction of the site, and we've already invested a fair amount into the group (around $2,000), which has yielded a great amount of success. However, to go further we'll need a relatively small loan of $3,000 to ensure the website's completion and full working order. The loan will also allow us to furnish the group with technological necessities (a dedicated computer and eventually a digital projector) which allow for the group to be regularly maintained and developed. The group's presence and success can be observed publicly at its current online location: photo.meetup.com/438, where anyone can see the number of members, previous meetings and their attendance, and the nearly unanimous praise for the group and its activities. Having three years under our belt has taught us a great deal about how to interact with the community and how to provide a true service without charging for basic membership or normal activities. Our aim is to keep this model at all costs and to only charge for services and opportunities provided which are "above and beyond" the normal routines of the group and the corresponding benefit to its members. In this case, such "above and beyond" circumstances include participation in group showings at local galleries (which generally charge a utilization fee for us to use in the first place) as well as premium member account benefits on the website that's currently under construction (such as unlimited uploading of photos, fewer ads, etc.). My own credit rating is reputable enough, as you can see, and I've never made a late payment. As an investor in this business, you can expect the same reliability in the returns you'll be provided with, given your interest and participation in this loan. Thank you greatly for your time, and I look forward to working with you indirectly as a partner in this project.

A credit bureau reported the following information about this borrower member on April 17, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1991	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	5	Months Since Last Delinquency:	34
Revolving Credit Balance:	$1,870.00	Public Records On File:	0
Revolving Line Utilization:	5.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Does the loan cover just the completion of the web site or does it also cover the ongoing operation of the site (namely hosting fees).	Hosting fees will not be included in the loan, as they will be covered by the revenue produced from advertisers. They are also fairly nominal in comparison to the cost of implementing the site to begin with.

Member Payment Dependent Notes Series 395226

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
395226	$8,000	$8,000	8.00%	1.00%	April 30, 2009	May 9, 2012	May 9, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 395226. Member loan 395226 was requested on April 25, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,088 / month
Current employer:	supplemental healthcare	Debt-to-income ratio:	12.63%
Length of employment:	2 years 8 months	Location:	DAYTON, OH

Home town:	dayton,oh
Current & past employers:	supplemental healthcare
Education:

This borrower member posted the following loan description, which has not been verified:

I'll use this money to buy a used car. I have good credit so I am a good investment. I'm seeking this pre-approval so I can negotiate lower prices at car dealerships because I'm not seeking their financing.

A credit bureau reported the following information about this borrower member on April 25, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1995	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$12,269.00	Public Records On File:	0
Revolving Line Utilization:	19.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 395277

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
395277	$8,000	$8,000	9.32%	1.00%	April 28, 2009	May 2, 2012	May 2, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 395277. Member loan 395277 was requested on April 18, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,417 / month
Current employer:	City University of New York	Debt-to-income ratio:	1.94%
Length of employment:	6 years 9 months	Location:	NEW YORK, NY

Home town:	East Hanover
Current & past employers:	City University of New York
Education:	Florida Community College at Jacksonville, University of North Florida, The City College of New York

This borrower member posted the following loan description, which has not been verified:

Looking to consolidate debt. Credit score 777.

A credit bureau reported the following information about this borrower member on April 18, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1996	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,845.00	Public Records On File:	0
Revolving Line Utilization:	25.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Your revolving credit debt amounts to under $4000. What will you use the remainder of the $8000 loan for? Thanks.	I have two credit lines with my bank both at about 4K. Going to pay them both off.

Member Payment Dependent Notes Series 395295

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
395295	$15,000	$15,000	12.21%	1.00%	April 30, 2009	May 2, 2012	May 2, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 395295. Member loan 395295 was requested on April 18, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,717 / month
Current employer:	Walgreens	Debt-to-income ratio:	3.48%
Length of employment:	2 years	Location:	ORLANDO, FL

Home town:
Current & past employers:	Walgreens
Education:

This borrower member posted the following loan description, which has not been verified:

Debt Consolidation

A credit bureau reported the following information about this borrower member on April 18, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1990	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,774.00	Public Records On File:	0
Revolving Line Utilization:	44.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
The loan you are asking for is more than your revolving credit card debt. What are your plans for the additional $3000+?	If I am fully funded, I would use the additional resources as reserve to cover any unexpected expenses. If I don't have any unexpected expenses then the additional funds will be used to pay off the loan before the 3 year term. Thanks - I appreciate your consideration.

Member Payment Dependent Notes Series 395353

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
395353	$5,000	$5,000	8.00%	1.00%	April 29, 2009	May 2, 2012	May 2, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 395353. Member loan 395353 was requested on April 18, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,583 / month
Current employer:	Chase Home Finance	Debt-to-income ratio:	7.53%
Length of employment:	5 years 6 months	Location:	Lewisville, TX

Home town:	Green Bay
Current & past employers:	Chase Home Finance, TMP Worldwide
Education:	University of Wisconsin-Whitewater

This borrower member posted the following loan description, which has not been verified:

I'm trying to consolidate 2 credit card balances totaling $5,000. The only reason for the consolidation would be to lower to increased APR on the high balanced credit card due to the bank's poor stock performance over the prior year. The APR on the credit card originally was 9.99% and increased to 19.99% within the past 14 months.

A credit bureau reported the following information about this borrower member on April 18, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1995	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,576.00	Public Records On File:	0
Revolving Line Utilization:	25.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 395446

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
395446	$3,250	$3,250	16.63%	1.00%	April 29, 2009	May 2, 2012	May 2, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 395446. Member loan 395446 was requested on April 18, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$667 / month
Current employer:	RR Donelly	Debt-to-income ratio:	6.30%
Length of employment:	1 year 3 months	Location:	Neenah, WI

Home town:	Appleton
Current & past employers:	RR Donelly
Education:	University of Wisconsin Fox Valley

This borrower member posted the following loan description, which has not been verified:

I'm a college student currently in my sophmore year for pharmacy. Right now however I'm trying to start a small business with my mother on my downtime. She's owned her own small collectible business for 10+ years selling at fairs, local markets, and business events. She usually nets $300-$1000+ per day. I would like to join her in her business by helping her open a small kiosk in the local mall. By boosting capital and helping her open this kiosk I would also be assuming management responsibility as well as help inventory and sales.

A credit bureau reported the following information about this borrower member on April 18, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2007	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Sounds like a very lucrative business. Are we to assume she is netting (after expenses) between 90k to 320k annually?	She only nets about 30% profit from her sales. Plus she only works on the weekends as this is her "hobby." If she made that much I'm definitely sure I wouldn't need a $3200 loan to help her make this step! Though I'd say she nets about $25k profit a year on this aside from her full-time job (her net income from that I'm not really at liberty to discuss, lets just say its at the high mid-level income bracket)
What are all the expenses associated with the kiosk? Rent, insurance, utilities etc? Who will run the kiosk?	Rent of a small kiosk will cost us between 3500-5000 monthly. insurance is about 350$ a month, there are no utilities lol... I will be in charge of managing so I will probably run it for a while until I hire an employee or two. I'm told average kiosk sales in this mall are between $10,000-$15,000 monthly for the low end and $25-$30K for the really busy stores.

Member Payment Dependent Notes Series 395493

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
395493	$7,000	$7,000	16.95%	1.00%	April 29, 2009	May 3, 2012	May 3, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 395493. Member loan 395493 was requested on April 19, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	n/a	Gross income:	$3,333 / month
Current employer:	ATI south texas vo tech	Debt-to-income ratio:	11.22%
Length of employment:	8 months	Location:	donna, TX

Home town:	Harlingon
Current & past employers:	ATI south texas vo tech, The Learn N Play Group Daycare Home
Education:	University of Texas Pan American

This borrower member posted the following loan description, which has not been verified:

What would i do with the loan? I would help me move into my first apartment while still working full time as a business instructor at South Texas Vo-tech. I am going to graduate with a bachelors degree in psychology this summer 2009 and going to be going into the masters program in the fall of 2009, again still employed full time. I would also pay off little debts that i have acquired and use the rest of the money, or whatever may be left, to help purchase furniture and food. What makes me reliable? First of all i have never been late in any of my payments and I am cautious in how i spend my money. I have started a savings account and have been saving 10 percent of my paycheck as petty cash. All of my payments have been on time and I always give more than the minium. Side note: i believe i am a good candidate for this particular loan, and would like to thank you for the oppurtunity that you have given me, I greatly appreciate it. Thank You Ruben J. Nieto

A credit bureau reported the following information about this borrower member on April 19, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2006	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,246.00	Public Records On File:	0
Revolving Line Utilization:	29.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	6

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Ruben - Can you please verify your income with lending club? This is in your interest as it will make lenders more confident that you can pay back the loan. Thanks.	I will try to do so as soon as possible. And thank you for your question. R. Nieto

Member Payment Dependent Notes Series 395539

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
395539	$5,800	$5,800	14.11%	1.00%	April 30, 2009	May 3, 2012	May 3, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 395539. Member loan 395539 was requested on April 19, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,083 / month
Current employer:	matrix design	Debt-to-income ratio:	4.62%
Length of employment:	5 years 6 months	Location:	reston, VA

Home town:	bethesda
Current & past employers:	matrix design
Education:	uncc

This borrower member posted the following loan description, which has not been verified:

The money will go to consolidate my credit cards and pay small citi loan into one bill each month. I pay 6 bills each month always one time.Just want to make life easier.

A credit bureau reported the following information about this borrower member on April 19, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2003	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	59
Revolving Credit Balance:	$6,419.00	Public Records On File:	0
Revolving Line Utilization:	45.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi, I am interested in funding your loan, but have three questions: 1) Can you verify your income with LendingClub? You should be able to fax in pay stubs or tax returns or something. You have a good monthly income and verification would make it much easier to get loan funding, I think. 2) What are the interest rates on your existing credit card debt? Why can't you just transfer the entire balance to one card? (i.e. Why go through LendingClub?) 3) Finally, your profile lists a revolving credit balance of around $6400, but you're asking for $11,000 loan. What will the balance ($4600) be used for? Thanks!	Thanks for the email. I will fax or email pay stubs for varification of my pay.The limit on my cards are around 3000 each. Not sure how the revolving credit is 6400 the loan with citi was a big mistake taking that loan did not read the fine print it goes up every year to a max of 18% in the fourth year. It Started at 9 % the first year and has about 5800 and the rest is credit card debt. I payed off a car loan that is the reason for the citi loan. I usally pay about 550-600 a month to my bills and it would take about three years to pay off. So a single loan at 380 a month for three years is great. I could provide current debt to show where the 11000 is needed. Thanks again for the email. Andrew
Actually, if you don't mind providing a bit of a breakdown on your current debt, I'd appreciate it in assessing the loan request. Thanks!	Citi loan that payed off car around 5800 the rest is a credit line at best buy 1000 and 4 credit cards that equal around 4500 The intrest rates are pretty good on the cards and would have just put them on one but know way of putting high intrest arm citi loan on that. Let me know what else i can help you with .Thanks again Andrew

Member Payment Dependent Notes Series 395540

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
395540	$20,000	$20,000	12.21%	1.00%	April 29, 2009	May 3, 2012	May 3, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 395540. Member loan 395540 was requested on April 19, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$9,667 / month
Current employer:	New York State Police	Debt-to-income ratio:	9.22%
Length of employment:	11 years	Location:	CANANDAIGUA, NY

Home town:	Rochester
Current & past employers:	New York State Police
Education:	Ithaca College

This borrower member posted the following loan description, which has not been verified:

I recently purchased a home in North Carolina and I am looking to do some updates. My credit rating is over 800 and I am looking to utilize The Lending Club instead of credit cards and if it works out I will become an investor.

A credit bureau reported the following information about this borrower member on April 19, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1988	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	33	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
You state you work NY, but bougth the house in N Carolina. Does this mean you are retiring? What rank do you hold and what do you do?	I do reside in NY and I am an Investigator with the State Police. I investigate felony level crimes. I am not retiring for this will be a second home I purchased closer to where my mother resides.
Miklos, What is your total monthly expenditure and your cash reserve? Thank you.	I currently have $3,500 per month in expenses for all bills. I have $15,000 in savings accounts and over $100,000 in various stock accounts and IRA accounts. Thanks
Could you contact LendingClub to fax in the information needed to verify your stated income?	I already spoke with a rep from Lending Club on the phone and he verified my position, income and length of service with the State Police. They should have the particulars of my income broken down based on rental income v. regular salary. My salary is 100k for State Police and 16 K in rental income. The home in North Carolina is owed outright with no mortgages or liens and is not utilized as a rental property.

Member Payment Dependent Notes Series 395566

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
395566	$2,500	$2,500	7.68%	1.00%	April 27, 2009	May 5, 2012	May 5, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 395566. Member loan 395566 was requested on April 21, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,250 / month
Current employer:	Strohecker Inc.	Debt-to-income ratio:	14.74%
Length of employment:	25 years 3 months	Location:	WELLSVILLE, OH

Home town:	Beaver Falls
Current & past employers:	Strohecker Inc.
Education:	Kent State University-East Liverpool Campus

This borrower member posted the following loan description, which has not been verified:

This is to help with my daughters upcoming wedding.

A credit bureau reported the following information about this borrower member on April 21, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1989	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$27,222.00	Public Records On File:	0
Revolving Line Utilization:	42.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 395627

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
395627	$10,800	$10,800	9.63%	1.00%	April 29, 2009	May 3, 2012	May 3, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 395627. Member loan 395627 was requested on April 19, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,917 / month
Current employer:	WGA Insurance	Debt-to-income ratio:	9.41%
Length of employment:	3 years	Location:	woburn, MA

Home town:
Current & past employers:	WGA Insurance
Education:

This borrower member posted the following loan description, which has not been verified:

I am switching jobs and would like to pay back the 401k loan I have with my prior employer. My new employer's plan also has a loan provision so I will pay back about half within 6 months once I transfer my whole balence. Current balence is 45k not including the 18k loan.

A credit bureau reported the following information about this borrower member on April 19, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1981	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	32	Months Since Last Delinquency:	47
Revolving Credit Balance:	$4,229.00	Public Records On File:	0
Revolving Line Utilization:	7.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Is WGA your new employer or old ? thanks	That is my old employer. Started with my new one yesterday. Thanks.
Do you have $346.62 a month to spare for repayment of this loan?	I have more than $346.62 to repay the loan. Monthly household income is over 15k a month. This interest rate is better than I could have received from a bank.

Member Payment Dependent Notes Series 395645

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
395645	$15,200	$15,200	12.21%	1.00%	April 30, 2009	May 4, 2012	May 4, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 395645. Member loan 395645 was requested on April 20, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,333 / month
Current employer:	United States Postal Service	Debt-to-income ratio:	19.32%
Length of employment:	10 years	Location:	Anniston, AL

Home town:	Talladega
Current & past employers:	United States Postal Service, United States Air Force
Education:	Jacksonville State University

This borrower member posted the following loan description, which has not been verified:

I would like to pay off this line of credit with Bank Of America. I am currently paying 474.00 dollars per month. The interest rate is 19%. I have had this loan since 2006, and I am paying a tremendous amount of interest each month. The balance is 15200.00 dollars. I have 47 more months at this payment rate.

A credit bureau reported the following information about this borrower member on April 19, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1998	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$32,709.00	Public Records On File:	0
Revolving Line Utilization:	53.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 395659

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
395659	$6,000	$6,000	9.63%	1.00%	April 23, 2009	May 3, 2012	May 3, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 395659. Member loan 395659 was requested on April 19, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,967 / month
Current employer:	Intel	Debt-to-income ratio:	9.49%
Length of employment:	10 months	Location:	Davis, CA

Home town:	Hong Kong
Current & past employers:	Intel, UC Davis
Education:	University of California-Davis (UC Davis), California State University-Sacramento (CSUS)

This borrower member posted the following loan description, which has not been verified:

I want to make some financial investment right now. I believe now is the right time.

A credit bureau reported the following information about this borrower member on April 19, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1999	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$257.00	Public Records On File:	0
Revolving Line Utilization:	3.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Would you mind sharing with us what type of investment you are looking to make?	Stock market. I have been making good profit in day trading but my capital is small.
hi, can you please confirm your income? i am willing to invest in you, if your income is confirmed. thanks.	My income is around 70K annually.
Hi, I see that you started with Intel a relatively short time ago. Do you have a limited time contract with them? Are you in the US with a VISA? Thanks!	I am a full time blue badge employee and I am a citizen, thx!

Member Payment Dependent Notes Series 395677

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
395677	$10,200	$10,200	9.32%	1.00%	April 29, 2009	May 3, 2012	May 3, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 395677. Member loan 395677 was requested on April 19, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,833 / month
Current employer:	AFS Technologies	Debt-to-income ratio:	0.17%
Length of employment:	2 years	Location:	Carrollton, TX

Home town:
Current & past employers:	AFS Technologies
Education:	UTD

This borrower member posted the following loan description, which has not been verified:

Need personal loan to pay credit card debt.

A credit bureau reported the following information about this borrower member on April 19, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1997	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	31	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,943.00	Public Records On File:	0
Revolving Line Utilization:	10.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 395683

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
395683	$10,000	$10,000	8.00%	1.00%	April 30, 2009	May 3, 2012	May 3, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 395683. Member loan 395683 was requested on April 19, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,600 / month
Current employer:	HEB	Debt-to-income ratio:	7.62%
Length of employment:	4 years	Location:	Houston, TX

Home town:
Current & past employers:	HEB, Harris Teeter, Kroger Co., Randall's
Education:	University of Houston

This borrower member posted the following loan description, which has not been verified:

We are trying to consolidate our debts, so we can afford a new house.

A credit bureau reported the following information about this borrower member on April 19, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1999	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$944.00	Public Records On File:	0
Revolving Line Utilization:	19.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Could you please give specifics -- lenders, purpose of debt, amounts -- about the debts you intend to pay with this loan? Thanks.	We intend to pay off all of our existing credit cards (Bank of America - $3800, Chase Visa - $3700), and use the remainder of the money as a partial down payment on a new home.
If you have $7500 in credit card debt, why isn't this reflected in your revolving credit balance?	I'm really not sure why it isn't showing up. But I owe Bank of America 3,953 on one credit card, and almost 4,000 on my Chase credit card. I also have a small balance on my Target Visa. I would be more than happy to make a copy of my most recent bills and fax or email them to whomever, for verification purposes.
Just a word of caution. If you do fax statements, please blackout the account numbers, your full name and address. You don't want to compromise your identity for this.	Thank you

Member Payment Dependent Notes Series 395717

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
395717	$14,000	$14,000	11.89%	1.00%	April 30, 2009	May 4, 2012	May 4, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 395717. Member loan 395717 was requested on April 20, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,667 / month
Current employer:	North Charleston Sewer District	Debt-to-income ratio:	17.81%
Length of employment:	2 years 1 month	Location:	Summerville, SC

Home town:
Current & past employers:	North Charleston Sewer District, US Foodservice
Education:

This borrower member posted the following loan description, which has not been verified:

We are looking to consolidate our current credit card debt to recieve better and fixed interest rates. We opened an avian pet shop in March 2007 and are beginning our thrid year in business. The pet industry is one of the few industries that grew in 2008.

A credit bureau reported the following information about this borrower member on April 20, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1993	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	49	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,577.00	Public Records On File:	0
Revolving Line Utilization:	16.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Are you making a profit with your pet store? .	Being a new buissness we have been putting all the monies made from the shop back into the shop.We are happy to say the shop has been covering all its expenses thus far. Going on three years of being open the shop is showing a profit this year.

Member Payment Dependent Notes Series 395814

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
395814	$10,000	$10,000	19.79%	1.00%	April 29, 2009	May 6, 2012	May 6, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 395814. Member loan 395814 was requested on April 22, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$12,333 / month
Current employer:	n/a	Debt-to-income ratio:	11.58%
Length of employment:	n/a	Location:	Spartanburg, SC

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

I own a business that employs several software programmers and developers. I am in need of a small loan to bridge me through the next 60 days. The loan proceeds will be used to pay my team's salaries. I am current on all salaries (and business expenses) and want to maintain the same level of commitment and consistency with my team as I always have. I have funds that will become available in June, 2009; therefore, this loan request is for the purpose of bridging me through to that time while preserving the well-being, efficiency and effectiveness of a team that I value greatly, am proud to be associated with, and that I look forward to working with on an ongoing basis. Please note that I am new to the US; therefore, my credit score is in the process of being established here. I am from Canada where my credit score is excellent. I am employed in the US, well paid, and always current (with amounts paid in full) on credit card payments.

A credit bureau reported the following information about this borrower member on April 20, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2007	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,823.00	Public Records On File:	0
Revolving Line Utilization:	26.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Cab you please verify your income with lending club? This will get you a lot more funding as it will make prospective lenders much more comfortable with lending you the money.	Absolutey--I will be happy to do this. Thank you for the tip as I am new to LC. Thank you for your interest and assistance!
If you have 6 open credit lines that are not being utilized why are you borrowing here?	Hi there, thanks for your question. I want to borrow via LC because I'm interested in a fixed term loan instead of using revolving credit on credit cards. I also believe that this type of loan will also assist with improving my US credit score.
Given that you will have funds available in June, do you intend to pay off the full principal of the loan then?	Hello there, this loan will provide a 'comfort' margin on operations going forward. I will be in a position to pay it off; however, a loan of this size is within my comfort zone and the monthly payment represents a manageable commitment that allows me to move forward without any concern. Also, the side benefit of running the loan over its full course will build my credit score in the US. Out of curiosity, from the perspective of a Lender, would earlier repayment be a positive or negative?
In reply to your question about early repayment -- I believe it depends on each lender's preferences/investment style. I would imagine for some the three year loan horizon is sometimes considered too long and they probably decide to trade off these notes at some point, if they want/need the cash for other investment.	Thank you for the info. Also, further to your question of April 23, in which you requested that I verify my income with LC, I immediately called Customer Support to request that I be able to provide verification that day. The rep let me know that I would not be able to do that unless the Credit Review team requested that of me once my "loan request" came up for their review. The rep also let me know that the Credit Review team would determine if they needed to verify my income and would be in contact if they did. My loan listing was reviewed and approved yesterday and I was not asked to verify my income; therefore, I regret I'm unable to do anything further on this matter.

Member Payment Dependent Notes Series 395897

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
395897	$6,000	$6,000	12.53%	1.00%	April 30, 2009	May 5, 2012	May 5, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 395897. Member loan 395897 was requested on April 21, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,500 / month
Current employer:	Ohio Health	Debt-to-income ratio:	6.36%
Length of employment:	9 months	Location:	columbus, OH

Home town:	St. Marys
Current & past employers:	Ohio Health
Education:	Slippery Rock University of Pennsylvania

This borrower member posted the following loan description, which has not been verified:

This loan is for a once in a lifetime trip to Bali and Hong Kong.

A credit bureau reported the following information about this borrower member on April 21, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2001	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,510.00	Public Records On File:	0
Revolving Line Utilization:	50.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
How long will you be gone?	Schwamie, Thanks for your question. I'm actually going with my Mom and it will be a Mothers Day/ Birthday trip. So the dates are from the 6th of May through the 16th. Of course, Mothers day is the 10th and oddly enough my Birthday is the 12th so I thought it would be a really cool thing to take my mother to Bali and Hong Kong. I've been able to finance some of the trip through stocks that I own (Airplane tickets), but the rest of the trip (the Hotel rooms and daily allowances) I hope will be covered under this loan. My father was stationed in South Korea many years ago and ever since then my Mother and I have shared a fascination with Asia. I also have a very good college friend that lives in Hong Kong so that was another reason for the trip. :) Hopefully that answers your question but please let me know if it does not. Thanks again Sfgattaca

Member Payment Dependent Notes Series 395902

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
395902	$3,600	$3,600	7.37%	1.00%	April 24, 2009	May 4, 2012	May 4, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 395902. Member loan 395902 was requested on April 20, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,500 / month
Current employer:	Lockheed Martin Corp.	Debt-to-income ratio:	6.57%
Length of employment:	1 month	Location:	Lafayette, LA

Home town:	Eureka Springs
Current & past employers:	Lockheed Martin Corp., Dykon Computer Help Inc, Best Buy Co. Inc., Hotel Intercontinental New Orleans, Landmark Hotels Inc.
Education:	Humboldt State University

This borrower member posted the following loan description, which has not been verified:

I am looking to purchase a used Diesel car to replace my high mileage low MPG vehicle for making onsite visits for contracted computer work. I will be paid mileage for visiting the remote sites and so will have a consistent source of income to pay the loan above and beyond my normal salary.

A credit bureau reported the following information about this borrower member on April 20, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1996	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,521.00	Public Records On File:	0
Revolving Line Utilization:	22.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
can you please verify your income with lending club?	My income is $42,000 a year.
right but im asking you to PROVE that to lending club. Show proof of income. I think they take pay stubs, or tax forms, but im not sure.	Lending club has not asked me to provide a paystub nor do they give me the option to upload a paystub. If they contact me with a request for a paystub as verification I will submit one.
You have only been employeed 1 month. Is this a temporary job.	No, it's the same job I've had for the last two years, I just switched contractors for better benefits and a raise.

Member Payment Dependent Notes Series 395968

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
395968	$7,600	$7,600	8.00%	1.00%	April 24, 2009	May 4, 2012	May 4, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 395968. Member loan 395968 was requested on April 20, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,750 / month
Current employer:	Ohio Department Of Transportation	Debt-to-income ratio:	12.29%
Length of employment:	2 years 3 months	Location:	Upper Sandusky, OH

Home town:	Upper Sandusky
Current & past employers:	Ohio Department Of Transportation
Education:

This borrower member posted the following loan description, which has not been verified:

I have excellent credit and have never been late on a loan my entire life. I just want to get down to one payment a month instead of numerous payments. I have a steady job. The only other bills I have is paying cheap rent and low utility bills.

A credit bureau reported the following information about this borrower member on April 20, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1986	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	50	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,805.00	Public Records On File:	0
Revolving Line Utilization:	8.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello. Since you only have $1,800 in outstanding credit card debt, and you are asking for 7,600, would you mind telling us what other numerous payments you are trying to pay down? Thanks a lot.	Yes, actually I owe $2850 in credit cards and $4500 on a installment loan. I will use this money to pay off all of this and only have this payment and my rent. I figure I will be saving approxmately $350 a month this way. Thanks for the inquiry.

Member Payment Dependent Notes Series 396360

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
396360	$7,000	$7,000	9.63%	1.00%	April 30, 2009	May 5, 2012	May 5, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 396360. Member loan 396360 was requested on April 21, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,083 / month
Current employer:	Securitas	Debt-to-income ratio:	21.36%
Length of employment:	11 years 8 months	Location:	lansing, MI

Home town:	Lansing
Current & past employers:	Securitas, Burger King, Crowe Chizek
Education:	Grand Valley State University

This borrower member posted the following loan description, which has not been verified:

My nephew, Nikoli, is attending school this summer and he will be studying abroad this year. I want to help my nephew because at his age he is just beginning to build his credit and we know that building credit takes time and being responsible. Therefore, Nikoli is very mature and responsible young man and also I have been respinsible for my obligations. I work very hard, my life is all about working and saving money for retirement. I have no children but I would love to help Nikoli. Nikoli and I spoke last night and I will cover $750/per mth and he the rest. That is if our payments are that high per month. The funds are mainly for Nikoli's tution and study abroad funds but also to help him build his credit by paying his loans back and put himself in high regards with his creditors/lenders.

A credit bureau reported the following information about this borrower member on April 21, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1989	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,786.00	Public Records On File:	0
Revolving Line Utilization:	60.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Not a great idea to put SS#s out there. You might want to delete it.	Ok sorry! I thought this was a secure site. We just trust lending club. How do I remove that comment?
You might want to consider removing the SSN you listed in your comment. Someone might try to misuse it.	Sorry! We trust lending club, we feel it is a secure site. How do I edit my comment?
Regarding the SSN, go back to the LendingClub website. There must be a email contact address that you can use to email them and ask them to remove the SSN from your listing. It really is not a good idea to have it there.	Ok thank you very much, I have sent the email to the support team. Thanks

Member Payment Dependent Notes Series 396505

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
396505	$13,000	$13,000	9.32%	1.00%	April 30, 2009	May 6, 2012	May 6, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 396505. Member loan 396505 was requested on April 22, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,500 / month
Current employer:	GUARANTY BANK	Debt-to-income ratio:	8.51%
Length of employment:	4 years	Location:	PALM SPRINGS, CA

Home town:	PALM SPRINGS
Current & past employers:	GUARANTY BANK
Education:

This borrower member posted the following loan description, which has not been verified:

I need a loan to payoff a loan against my 401(k). I will be terminating my employment with my current employer soon and do not want any adverse tax consequences for not paying off the 401(k) loan prior to termination. I have enough liquid assets to pay the loan off, but I am wanting to preserve my cash (capital) by obtaining a new loan to payoff the exisiting 401(k) loan. I have an excellent credit history and have always been current with payments, most of the time paying off the loan(s) early.

A credit bureau reported the following information about this borrower member on April 22, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1997	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,957.00	Public Records On File:	0
Revolving Line Utilization:	29.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
WILL YOU BE EMPLOYED WITH ANOTHER COMPANY AFTER YOU LEAVE THE BANK? THANK YOU DRW	YES. I HAVE BEEN OFFERED A POSITION WITH ANOTHER FINANCIAL INSTITUTION AND I AM CURRENTLY NEGOTIATING THE TERMS OF MY EMPLOYMENT. I WANTED TO START THE LOAN PROCESS EARLY SINCE MY 401K PLAN REQUIRES THAT THE LOAN BE PAID IN FULL (PRIOR) TO TERMINATION OF EMPLOYMENT.

Member Payment Dependent Notes Series 396532

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
396532	$8,000	$8,000	9.63%	1.00%	April 29, 2009	May 5, 2012	May 5, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 396532. Member loan 396532 was requested on April 21, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,250 / month
Current employer:	Maple Street Management	Debt-to-income ratio:	0.24%
Length of employment:	5 years 8 months	Location:	Wichita, KS

Home town:	Wichita
Current & past employers:	Maple Street Management
Education:	Kansas State University, University of Kansas

This borrower member posted the following loan description, which has not been verified:

I found my first house! I want to use this loan for part of the downpayment. My state does not provide short-term credit acceleration loans which could be repaid with the First-Time Home Buyer Tax Credit that I will recieve when I file my 2009 tax return. Lending Club is the perfect solution!

A credit bureau reported the following information about this borrower member on April 21, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2000	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$132.00	Public Records On File:	0
Revolving Line Utilization:	6.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
So are you saying you are repaying this loan instantly once you get the 8K credit?	No, I intend to make regular payments for the duration of the loan. My estimated 09' tax refund will be less than the loan balance at that time, so I will use the refund for other investments.

Member Payment Dependent Notes Series 396590

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
396590	$2,400	$2,400	9.32%	1.00%	April 29, 2009	May 5, 2012	May 5, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 396590. Member loan 396590 was requested on April 21, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,542 / month
Current employer:	n/a	Debt-to-income ratio:	4.69%
Length of employment:	7 years 1 month	Location:	Centreville, VA

Home town:
Current & past employers:
Education:	Bucknell University, Temple University, Rutgers University at New Brunswick/Piscataway

This borrower member posted the following loan description, which has not been verified:

My credit card company informed me that they're increasing my rate from 10.9% to 18%, and I've never had a late or missed payment. So my objectives are now to quickly bring the balance to 0, lower the rate on my remaining principal, and establish a new, successful trade line on my credit report. I'm not interested in giving the card company any more finance charges if I can avoid it. I've been with the same employer for 7 years. I make $54500 a year (4541.67 a month). I'm not getting fired anytime soon...thankfully our pipeline's too full. Thanks for reading this note. I hope none of you received the same letter that I recently found in my mailbox, and that you're weathering the storm as best you can.

A credit bureau reported the following information about this borrower member on April 21, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1993	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,184.00	Public Records On File:	0
Revolving Line Utilization:	72.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 396631

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
396631	$3,200	$3,200	9.63%	1.00%	April 27, 2009	May 5, 2012	May 5, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 396631. Member loan 396631 was requested on April 21, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,479 / month
Current employer:	D L Adams Associates	Debt-to-income ratio:	19.58%
Length of employment:	2 years 8 months	Location:	Denver, CO

Home town:
Current & past employers:	D L Adams Associates
Education:

This borrower member posted the following loan description, which has not been verified:

Hello potential lender, I am applying for a loan for the following reasons: Pay off credit card #1 (~$900@17.99%) Pay off credit card #2 (~$700@16.99%) My other financial obligations include: credit card #3 (~$50/mo - $2500@10.24%) credit card #4 (~$50/mo - $3000@9.24%) car loan ($422/mo - $21500@5.85%@60mo) student loan ($130/mo) rent + util (~$650, soon to be ~$400-450) By paying off cards 1 and 2, I will focus on paying off cards 3 and 4 in 2009, and car principal aggresively in 2010. Any additional funds loaned beyond that needed for cards 1+2 will be placed in a high-yield savings account for a couple months (incase i need extra cashflow for an upcoming intown move), and then used to pay down remaining accounts faster, starting with highest interest rate. My story: 2006, fresh out of college, decent career-starting position and salary at a growing small company, no previous credit usage. I got ahead of myself in spending, but am now working hard to become debt-free. Why my note is a good investment: In the ~83 months since I started my career and credit use, I have never missed or been late on a payment or bill. I have always paid more than the minimum, often significantly so, but carrying a balance is getting old (and expensive!) and the next step is to cut the cards completely. In the last six months I have started a decent emergency savings account and the ultimate goal is to be debt free in 24-30 months. Thanks for you help.

A credit bureau reported the following information about this borrower member on April 21, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1986	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,479.00	Public Records On File:	0
Revolving Line Utilization:	38.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
No question just congratulations on a very well laid out and detailed loan description. I wish more people made the effort that you did!	Thanks. Browsing other loans, I can't believe how much money some people are asking for when they have such bad credit and a one or two sentence loan requests. Happy Lending.

Member Payment Dependent Notes Series 396717

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
396717	$2,000	$2,000	16.00%	1.00%	April 29, 2009	May 6, 2012	May 6, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 396717. Member loan 396717 was requested on April 22, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,083 / month
Current employer:	Quorum One	Debt-to-income ratio:	18.72%
Length of employment:	4 years 1 month	Location:	Cuyahoga Falls, OH

Home town:	Akron
Current & past employers:	Quorum One
Education:	University of Akron Main Campus

This borrower member posted the following loan description, which has not been verified:

I'm looking to speed up my education by taking two summer classes without dipping into my '09-10 financial aid package or utilizing a credit card.

A credit bureau reported the following information about this borrower member on April 22, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1999	Delinquent Amount:	$0.00
Open Credit Lines:	20	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,811.00	Public Records On File:	0
Revolving Line Utilization:	15.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	8

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Can you explain why you had 8 credit inquiries in the last 6 months?	Sure. 4 of the inquiries came from a vehicle I purchased in January of this year (1 by the dealer and 3 by different banks.) 2 inquiries are from Sallie Mae when I investigated the possibility of a private loan for my summer courses. One inquiry came from First USA (Chase) which handles my student loans. For some reason they do a hard inquiry every semester for my Stafford loan. The final one came from my local bank after I applied for their credit card.
Why would you be hesitant to dip into your student aid package? Those interest rates are generally much lower than what you have been offered here, and you could still make equivalent monthly payments to your student loan.	That is exactly what I was hoping to initially do. Unfortunately, I do not have enough financial aid to cover all three semesters. If I use my financial aid package for the Summer session I will come up short in either the Fall and Spring semesters and have to seek out a private loan later on down the road. The financial aid office also warned me that my State is currently debating about what grants will be available to students this coming year and that I should expect some major changes to my state grant program. I won't know what those changes will be until the bill is signed into law in late-June. So ultimately, I'd much rather be in a position to know that I am covered for the next school year now instead of coming up short later on. Thank you for your consideration!
Do you intend to graduate next spring? What is your area of study?	My expected graduation date is June 2011. By taking two summer courses this year and next I will be able to move that date up by one semester. My Major is Corporate Financial Management and I am also earning a Minor in Sociology. I am a dedicated student and consistently earn Dean's List recognition. Thank you for your consideration!

Member Payment Dependent Notes Series 397191

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
397191	$4,500	$4,500	11.89%	1.00%	April 30, 2009	May 6, 2012	May 6, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 397191. Member loan 397191 was requested on April 22, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,391 / month
Current employer:	Arco Aluminum-BP of America	Debt-to-income ratio:	13.03%
Length of employment:	9 months	Location:	Louisville, KY

Home town:	Augusta
Current & past employers:	Arco Aluminum-BP of America, Bachman VW
Education:	Centre College, Bellarmine University

This borrower member posted the following loan description, which has not been verified:

I have had some unexpected moving expenses coupled with some other expenses for school this summer (I am going to Paris as part of my MBA program). When I get my student loan installment in September I will pay back the loan. I personally have never made a late payment or defaulted on any loan. Thanks!

A credit bureau reported the following information about this borrower member on April 22, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2001	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	25	Months Since Last Delinquency:	19
Revolving Credit Balance:	$850.00	Public Records On File:	0
Revolving Line Utilization:	14.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 397394

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
397394	$3,000	$3,000	9.32%	1.00%	April 28, 2009	May 7, 2012	May 7, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 397394. Member loan 397394 was requested on April 23, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,417 / month
Current employer:	Baker Hughes	Debt-to-income ratio:	11.34%
Length of employment:	2 years 2 months	Location:	Blacksburg, VA

Home town:	Marion
Current & past employers:	Baker Hughes
Education:	Old Dominion University

This borrower member posted the following loan description, which has not been verified:

Hello! I am a well-paid technical writer with minimal expenses, so I will have no trouble paying this loan back. I'd just like to get everything consolidated into one place at a better rate over the next couple of months. In this economy, every penny saved counts! Thanks!

A credit bureau reported the following information about this borrower member on April 23, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1994	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$722.00	Public Records On File:	0
Revolving Line Utilization:	3.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 397518

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
397518	$1,750	$1,750	11.89%	1.00%	April 30, 2009	May 7, 2012	May 7, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 397518. Member loan 397518 was requested on April 23, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,347 / month
Current employer:	Geico	Debt-to-income ratio:	2.65%
Length of employment:	5 years 6 months	Location:	Annandale, VA

Home town:	San Jose
Current & past employers:	Geico, Calpine
Education:	San Jose State University

This borrower member posted the following loan description, which has not been verified:

I just realized how much I am paying in interest every month, and it's ridiculous. I was nearly paid off, but an unpaid maternity leave will ratchet you back up quickly. I'd like to be able to pay this off faster, and I can, with a lower interest rate.

A credit bureau reported the following information about this borrower member on April 23, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1985	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	15	Months Since Last Delinquency:	1
Revolving Credit Balance:	$3,002.00	Public Records On File:	0
Revolving Line Utilization:	5.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 398295

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
398295	$1,600	$1,600	14.74%	1.00%	April 30, 2009	May 8, 2012	May 8, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 398295. Member loan 398295 was requested on April 24, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$833 / month
Current employer:	Burger King	Debt-to-income ratio:	18.12%
Length of employment:	6 years 6 months	Location:	Clarence, NY

Home town:	Amherst
Current & past employers:	Burger King
Education:	Erie Community College

This borrower member posted the following loan description, which has not been verified:

2 years ago I was on vacation and my credit card payment didn't go through. By the time I found out about it, the payment was a day late. They nailed me with an OUTRAGEOUS interest rate. Now, I wasn't too smart about my credit when I was younger but I'm sick and tired of living under the companies thumb for what amounts to a technical error. I have always paid above the minimum payment and with the exception of that payment being ONE day late, have never made a late payment. Any help would be apppreciated.

A credit bureau reported the following information about this borrower member on April 24, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2004	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,704.00	Public Records On File:	0
Revolving Line Utilization:	80.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What was the interest the nailed you with and how much do you owe on that card?	They hit me with 31.99% and I owe them 2300. I attempted to make a loan out to the full value, but I couldn't, I figure that this would make one hell of a dent in that though, and save me about 400 bucks.

Member Payment Dependent Notes Series 398306

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
398306	$7,000	$7,000	9.63%	1.00%	April 30, 2009	May 9, 2012	May 9, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 398306. Member loan 398306 was requested on April 25, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,000 / month
Current employer:	Southwestern Energy Co.	Debt-to-income ratio:	10.35%
Length of employment:	12 years	Location:	SEARCY, AR

Home town:	DeQueen
Current & past employers:	Southwestern Energy Co., Arkansas Utility Protection Services
Education:	Arkansas State University at Beebe

This borrower member posted the following loan description, which has not been verified:

I am needing to borrow this money on short term to make up what I don't have for down payment on our 1st new home. Thank you so much for helping.

A credit bureau reported the following information about this borrower member on April 25, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1994	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	52
Revolving Credit Balance:	$2,108.00	Public Records On File:	0
Revolving Line Utilization:	10.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Four items. Please provide more specifics of the home purchase. Also you say short term. What is your plan to pay this loan off? Please provide a monthly budget. Income and expenses when you have complete home purchase. Finally have you submitted paperwork to get credit approval from Lending Club yet? Thanks	Thank you for inquiring. My wife and I haven't made the final decision on which home yet. We are trying to make sure that we find one that meets our needs, without being more than is manageable. When I said short term, I meant less than 3 years. My wife does have a business income that I haven't included here. I have a car payment of 312.26 a month and three credit lines totalling less than 2000 that will shortly be paid off. The only expenses that I will have after the home purchase will be the house payment/insurance/utilities and my wife's car payment; all totalling less than 725; and being that my company provides me with a new vehicle every two years we don't have to maintain two vehicles. I have emailed Lending Club asking them about what else I can do to get my credit status from "under review" to "approved". I haven't received a reply as of yet. All three agencies had my credit rating in the 750-760 range. I am not a credit expert, so I am not sure how high it can go. Again, you asked about paperwork needing to be submitted in regards to the credit approval; I followed all the steps when I applied and I haven't found where I can do anything else at this point. I hope that I haven't overlooked something.

Member Payment Dependent Notes Series 398765

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
398765	$1,000	$1,000	9.63%	1.00%	April 30, 2009	May 10, 2012	May 10, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 398765. Member loan 398765 was requested on April 26, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$458 / month
Current employer:	General Nutrition Center (GNC)	Debt-to-income ratio:	3.71%
Length of employment:	6 months	Location:	Grandview, MO

Home town:	Grandview
Current & past employers:	General Nutrition Center (GNC), LeadAmerica, Olive Garden, College of the Ozarks-Admissions Office, Grandview Chamber of Commerce
Education:	College of the Ozarks, University of Missouri-Kansas City, Longview Community College

This borrower member posted the following loan description, which has not been verified:

I graduate from College of the Ozarks (www.cofo.edu) in two weeks with a B.S. in Dietetics. I currently have no debt or loans. I've worked all throughout college, but now I'm breaking even. I will be working for LeadAmerica (www.lead-america.org) starting in June, but I need some monies for graduation expenses, travel, and moving my things to my parent's home for the summer. I will pay these monies back no later than June 15.

A credit bureau reported the following information about this borrower member on April 26, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2004	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$566.00	Public Records On File:	0
Revolving Line Utilization:	8.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 398812

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
398812	$3,000	$3,000	9.63%	1.00%	April 30, 2009	May 10, 2012	May 10, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 398812. Member loan 398812 was requested on April 26, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$2,500 / month
Current employer:	Martenson Enterprises	Debt-to-income ratio:	0.68%
Length of employment:	1 year	Location:	WILLIAMSBURG, VA

Home town:	Staten Island
Current & past employers:	Martenson Enterprises
Education:	ITT Technical Institute

This borrower member posted the following loan description, which has not been verified:

This loan is needed for my girlfriends engagement ring. I am self employed as well as a full time college student.I live at home and do not have many different bills. The only high loans I have are student loans and my credit is very good. I make a steady income each month being self employed and I have a huge dedication to my education to better myself for the future.

A credit bureau reported the following information about this borrower member on April 26, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2001	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$893.00	Public Records On File:	0
Revolving Line Utilization:	38.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 399058

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
399058	$2,075	$2,075	17.58%	1.00%	April 30, 2009	May 11, 2012	May 11, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 399058. Member loan 399058 was requested on April 27, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,667 / month
Current employer:	The Victoria College	Debt-to-income ratio:	18.36%
Length of employment:	1 year 4 months	Location:	Victoria, TX

Home town:	Austin
Current & past employers:	The Victoria College
Education:	Victoria College

This borrower member posted the following loan description, which has not been verified:

Help to cover extra cost of living while in school in this semester.

A credit bureau reported the following information about this borrower member on April 22, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2007	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$661.00	Public Records On File:	0
Revolving Line Utilization:	44.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What are your monthly expenses? (Rent, bills, etc.) What is your degree in? When will you finish? What's your GPA? Also, what do you do for Victoria College?	Rent 300, Car note and insurance 400, Utlities 120, Credit Cards 100, Food 200. I going for nursing ADN program and have two semesters left of basics and then 4 semesters of program. may 2010 is date to finish basics, and may 2012 is date for nursing degree. I have a 3.6 gpa at moment, and looking at 3.5 for this semester. I work as a clerk for the bookstore on campus.

Prospectus Supplement (Sales Report) No. 28 dated April 30, 2009